As filed with the Securities and Exchange Commission on February 14, 2005
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  DELAWARE                           SWISS MEDICA, INC.                          98-0355519
      (State or Other Jurisdiction of            (Name of Registrant in Our         (I.R.S. Employer Identification No.)
               Incorporation                              Charter)
              or Organization)

                                                                                             RAGHUNATH KILAMBI
        53 YONGE STREET THIRD FLOOR                                                     53 YONGE STREET THIRD FLOOR
      TORONTO, ONTARIO, CANADA M5E 1J3                                                TORONTO, ONTARIO, CANADA M5E 1J3
              (416) 868-0202                                 2834                              (416) 868-0202
 (Address and telephone number of Principal    (Primary Standard Industrial         (Name, address and telephone number
  Executive Offices and Principal Place of       Classification Code Number)               of agent for service)
                 Business)

                                                          Copies to:

                   Clayton E. Parker, Esq.                                                 Jacqueline G. Hodes, Esq.
         Kirkpatrick & Lockhart Nicholson Graham LLP                              Kirkpatrick & Lockhart Nicholson Graham LLP
            201 S. Biscayne Boulevard, Suite 2000                                    201 S. Biscayne Boulevard, Suite 2000
                     Miami, Florida 33131                                                    Miami, Florida 33131
                  Telephone: (305) 539-3300                                                Telephone: (305) 539-3300
                  Telecopier: (305) 358-7095                                              Telecopier: (305) 358-7095

Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                           PROPOSED MAXIMUM
                                                                          PROPOSED MAXIMUM    AGGREGATE        AMOUNT OF
            TITLE OF EACH CLASS OF                    AMOUNT TO BE         OFFERING PRICE      OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED                   REGISTERED          PER SHARE (1)      PRICE (1)           FEE
----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
$0.001 per share                                     1,383,244 shares (2)      $0.345        $447,219.18          $57.00
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                                1,383,244 shares (2)      $0.345        $447,219.18          $57.00
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of February 11, 2005.

(2) Of these shares, 250,000 are being registered pursuant to private placement transactions, 850,000 are being registered under warrants, 250,985 shares were received as a commitment fee under a now-terminated Standby Equity Distribution Agreement, and 32,259 shares were received as a placement agent fee under a now-terminated Standby Equity Distribution Agreement.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                                  Subject to completion, dated February 14, 2005


                               SWISS MEDICA, INC.
                    1,383,244 SHARES OF CLASS A COMMON STOCK

      This prospectus relates to the sale of up to 1,383,244 shares of Swiss Medica, Inc. ("Swiss Medica" or the "Company") common stock by certain persons who are stockholders of Swiss Medica. The selling stockholders consist of:

      o Strategic Equity Corp., who intends to sell up to 350,000 shares under warrants priced at $0.42 per share.

      o Highgate House, Ltd. ("Highgate"), which intends to sell up to 375,000 shares of common stock, 250,000 of which are under warrants priced at $0.40 per share and 125,000 shares received on January 21, 2005 in consideration of terminating a Securities Purchase Agreement.

      o Montgomery Equity Partners, Ltd. ("Montgomery"), which intends to sell up to 375,000 shares of common stock, 250,000 of which are under warrants priced at $0.40 per share and 125,000 shares received on January 21, 2005 in consideration of terminating a Securities Purchase Agreement.

      o Cornell Capital Partners, L.P. ("Cornell Capital Partners"), which intends to sell up to 250,985 shares of common stock, 129,033 of which were received from Swiss Medica on December 30, 2004 as a commitment fee in the amount of $40,000 under a now-terminated Standby Equity Distribution Agreement and up to 121,952 shares which will be received on December 23, 2005, as a balance of a commitment fee in the amount of $50,000, assuming the Company's stock price does not increase or decrease considerably (which will be valued on that date, based on the lowest volume weighted average price) under a now-terminated Standby Equity Distribution Agreement.

      o Sloan Securities Corporation, which intends to sell up to 32,259 shares of common stock issued as a placement agent fee on December 30, 2004, under a now-terminated Standby Equity Distribution Agreement.

      Please refer to "Selling Stockholders" beginning on page 11.

      The Company is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. However, Swiss Medica may receive $347,000 proceeds from the exercise of the 850,000 warrants. All costs associated with this registration will be borne by us.

      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On February 11, 2005, the last reported sale price of our common stock was $0.345 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "SWME." These prices will fluctuate based on the demand for the shares of common stock.

      Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

      PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      WITH THE EXCEPTION OF CORNELL CAPITAL PARTNERS, L.P., WHICH IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, NO OTHER UNDERWRITER OR PERSON HAS BEEN ENGAGED TO FACILITATE THE SALE OF SHARES OF COMMON STOCK IN THIS OFFERING. THIS OFFERING WILL TERMINATE TWENTY-FOUR MONTHS AFTER THE ACCOMPANYING REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. NONE OF THE PROCEEDS FROM THE SALE OF STOCK BY THE SELLING STOCKHOLDERS WILL BE PLACED IN ESCROW, TRUST OR ANY SIMILAR ACCOUNT.

      THE SECURITIES AND EXCHANGE  COMMISSION  AND STATE  SECURITIES  REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is February __, 2005.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY........................................................................................................1
THE OFFERING..............................................................................................................2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION................................................................................4
RISK FACTORS..............................................................................................................5
FORWARD-LOOKING STATEMENTS...............................................................................................10
SELLING STOCKHOLDERS.....................................................................................................11
USE OF PROCEEDS..........................................................................................................14
DILUTION ................................................................................................................15
PLAN OF DISTRIBUTION.....................................................................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION................................................................17
DESCRIPTION OF BUSINESS..................................................................................................24
MANAGEMENT...............................................................................................................29
PRINCIPAL STOCKHOLDERS...................................................................................................34
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS...........................36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................................................................37
DESCRIPTION OF CAPITAL STOCK.............................................................................................38
EXPERTS .................................................................................................................42
LEGAL MATTERS............................................................................................................42
AVAILABLE INFORMATION....................................................................................................42
FINANCIAL STATEMENTS....................................................................................................F-1
PART II  ..............................................................................................................II-2
EXHIBIT 5.1...........................................................................................................5.1-1
EXHIBIT 23.2.........................................................................................................23.2-1

                                       i

                               PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

                                   OUR COMPANY

GENERAL

      Swiss Medica, Inc., (the "Company" or "Swiss Medica"), a Delaware corporation, was, prior to May 16, 2003, a holding company focused on acquiring, expanding and developing technology companies and we had no operations.

      As of May 16, 2003, we began to implement a new business plan pursuant to which we market and distribute proprietary bioscience health products, focused on chronic ailments. We retained a new management team to implement this new business plan. The global market for chronic ailment products is in excess of $100 billion and is currently dominated by prescription, chemical based drugs. The global market for natural, herbal and bioscience products is currently estimated to be over $60 billion and growing rapidly. On May 16, 2003 we acquired certain assets of General Cosmetics Corporation, a Delaware corporation based in Munich, Germany. The acquisition was made by issuing to General Cosmetics Corporation 6,750,000 shares of our Class A Common Stock, subject to adjustment based on the terms of the March 31, 2003 definitive agreement. The assets we acquired included a patented essential oil bioscience product family that has been developed for pain relief, menstrual cramps, cold sores and other ailments. We intend to introduce these products to the market over time and we are currently marketing and selling the pain relief formulation called "024 Pain Relief" in both Canada and the United States. O24 pain relief complies with FDA regulations and can be sold in the United States pursuant to an FDA monograph. As yet, we have not determined when the remaining products will be introduced. In 2003, the combined U.S., over-the-counter and prescription market for pain relief products was estimated to be $12 billion.

      We will continue to look for quality proprietary, natural bioscience products to license and/or acquire. We plan to sell our products through multiple distribution channels including, via retail outlets, the Internet, health care professionals, direct response, and via healthcare professionals.

      To date during 2004 and early 2005, we have expanded the distribution of O24 pain relief into major retail outlets in Canada and to massage and to regional pharmacies in the United States. We entered into two major retail outlets in the United States in February 2005 and anticipate entering into additional outlets in the future. We currently have 13 individuals who render services to us for our day-to-day operations.

GOING CONCERN

      Our independent accountants have included an explanatory paragraph in our financial statements included in our public filings, which are incorporated by reference into this prospectus, stating that we have incurred operating losses in the last two years and that we are dependent on our management's ability to develop profitable operations, and that these factors, among others, may raise substantial doubt about our ability to continue as a going concern.

      We have been dependent primarily on private placements of our equity securities and shareholder loans to fund our operations. In the near term, we intend to focus on increasing our marketing efforts for our existing products. Such funding may not be available to us when needed, on commercially reasonable terms, or at all. If we are unable to obtain additional financing if needed, we will likely be required to curtail our marketing and operating plans and possibly cease our operations. In addition, any additional equity financing may involve substantial dilution to our then-existing stockholders.

ABOUT US

      Our principal executive offices are located at 53 Yonge Street Third Floor, Toronto, Ontario, Canada M5E 1J3. Our telephone number is (416) 868-0202. The address of our website is WWW.SWISSMEDICA.COM. Information on our website is not part of this prospectus.

                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

      o Strategic Equity Corp., who intends to sell up to 350,000 shares under a warrant.

      o Highgate, which intends to sell up to 375,000 shares of common stock, 250,000 of which are under warrants and 125,000 were received on January 21, 2005 in consideration of terminating a Securities Purchase Agreement.

      o Montgomery, which intends to sell up to 375,000 shares of common stock, 250,000 of which are under warrants and 125,000 were received on January 21, 2005 in consideration of terminating a Securities Purchase Agreement.

      o Cornell Capital Partners, L.P. ("Cornell Capital Partners"), which intends to sell up to 250,985 shares of common stock, 129,033 of which were received from Swiss Medica on December 30, 2004 as a commitment fee in the amount of $40,000 under a now-terminated Standby Equity Distribution Agreement and up to 121,952 shares which will be received on December 23, 2005, as a balance of a commitment fee in the amount of $50,000, assuming the Company's stock price does not increase or decrease considerably (which will be valued on that date, based on the lowest volume weighted average price) under a now-terminated Standby Equity Distribution Agreement.

      o Sloan Securities Corporation, which intends to sell up to 32,259 shares of common stock issued as a placement agent fee on December 30, 2004, under a now-terminated Standby Equity Distribution Agreement.

      Strategic Equity Corp. received 350,000 warrants pursuant to a Note and Warrant Purchase Agreement entered into with the Company on December 6, 2004 and subsequently amended on December 7, 2004. The warrants have an exercise price equal to $0.42 per share and expire on December 6, 2009. On December 7, 2004, the Company closed a private financing of $600,000 CAD (approximately $480,000
USD) through a private placement to Strategic Equity Corp., for one installment of $300,000 CAD, a second installment of $105,000 USD and a third installment of $300,000 CAD, with the first and second installments delivered on December 7, 2004 and the third installment delivered to the Company on January 3, 2005 (collectively, the "Loan"). The Loan is secured by all of the assets of the Company. The Loan is governed by three Promissory Notes, two in the principal amount of $300,000 CAD and one in the principal amount of $105,000 USD (the "Notes"). The principal on the $300,000 CAD Notes is due on June 5, 2005, with interest due as follows: $6,000 CAD on or before January 5, 2005 and $12,000 CAD due on or before the 5th of the month beginning in February through June 2005. The principal on the $105,000 USD Note is due on June 5, 2005, with scheduled payments due as follows: $59,167 USD due on or before January 5, 2005, $9,167 USD due on or before the 5th of the month beginning in February through May 2005 and $9,165 USD due on or before the 5th of June 2005. The Notes may be prepaid in whole or in part at any time; provided, however, notwithstanding such prepayment, the Company shall remain obligated to make all scheduled interest payments due thereunder and outlined above. All payments due prior to February 14, 2005 have been paid by the Company.

      Pursuant to a now-terminated Securities Purchase Agreement, Highgate and Montgomery were each issued 250,000 warrants to purchase common stock of Swiss Medica. The warrants have an exercise price equal to $0.40 per share and expire on January 19, 2008. In consideration of the termination of the Securities Purchase Agreement, the Company issued 125,000 shares of common stock to Highgate on January 21, 2005 and 125,000 shares of common stock to Montgomery on January 21, 2005.

      On December 30, 2004, Cornell Capital Partners received 129,033 shares of the Company's common stock as a commitment fee under a now-terminated Standby Equity Distribution Agreement. In addition, Cornell Capital Partners will receive approximately 121,952 additional shares of common stock of the Company on December 23, 2005, as a commitment fee, assuming the Company's stock price does not increase or decrease considerably, in the amount of $50,000 (which will be valued on that date, based on the lowest volume weighted average price) under a now-terminated Standby Equity Distribution Agreement. Sloan Securities
Corporation was engaged as a placement agent for the Company and a now-terminated Standby Equity Distribution Agreement. Pursuant to the
now-terminated Standby Equity Distribution Agreement, Sloan Securities Corporation received 32,259 shares of Swiss Medica's common stock on December 23, 2004.

COMMON STOCK OFFERED                                             1,383,244 shares by selling stockholders

OFFERING PRICE                                                   Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING1                    79,705,904 shares as of February 14, 2005

USE OF PROCEEDS                                                  We will not receive any proceeds of the
                                                                 shares  offered by the  selling stockholders.
                                                                 However, we may receive proceeds from the
                                                                 exercise of 850,000 warrants, which would
                                                                 be used for general working capital
                                                                 purposes. See "Use of Proceeds."

RISK FACTORS                                                     The  securities  offered hereby involve a high
                                                                 degree of risk and immediate  substantial  dilution.
                                                                 See "Risk Factors" and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL                           SWME

---------------

1 Excludes up to 3,430,000 shares upon the exercise of options and up to 14,543,925 shares upon the exercise of warrants.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                      FOR THE NINE MONTHS ENDED            FOR THE YEAR ENDED
                                            SEPTEMBER 30,                     DECEMBER 31,
                                  ------------------------------      ----------------------------

                                      2004              2003              2003             2002
                                  ------------      ------------      ------------      ----------
STATEMENT OF OPERATION DATA:
Revenues                          $    268,280      $      2,788      $    104,091      $         --
Total operating expenses             4,808,702        10,433,141        14,068,350         1,730,989
Income (loss) from operations       (4,599,636)      (10,432,544)      (13,981,250)       (1,730,989)
Other income (expense)                      --                --            (7,250)           11,316
Net income (loss)                 $ (4,599,636)     $ 10,432,544)     $(13,988,500)     $ (1,719,673)
Earnings (loss) per share         $      (0.10)     $      (0.90)     $      (0.88)     $      (7.59)


                                                      AS OF SEPTEMBER 30,  FOR THE YEAR ENDED DECEMBER 31,
                                                      -------------------  -------------------------------

BALANCE SHEET DATA:                                         2004              2003              2002
                                                        ------------      ------------      ------------
Cash and cash equivalents                               $    683,521      $      1,471      $         98
Accounts receivable - net                                    233,002           103,017                --
Inventories                                                  250,263             8,057                --
Prepaid expenses and deposits                                165,458            86,310            15,791
Total current assets                                       1,332,244           198,855            15,889
Property and equipment                                        35,345            42,657                --
Intangible assets                                            504,412           643,688                --
Total assets                                               1,872,001           885,200            15,889
Total current liabilities                                    349,457           314,214           954,193
Class A Common Stock, $0.001 par value, 100,000,000           58,938            26,963               278
Class B Common Stock, $0.001 par value, 50,000,000             2,000             2,000                --
Additional paid-in capital                                25,198,726        19,679,507         4,210,402
Accumulated deficit                                      (23,737,120)      (19,137,484)       (5,148,984)
Stockholder's equity (deficit)                             1,522,544           570,986          (938,305)

                                  RISK FACTORS

      WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

RISKS RELATING TO OUR BUSINESS

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

      Our independent accountants have included an explanatory paragraph in our financial statements included in our public filings stating that we have incurred operating losses in the last two years and that we are dependent on our management's ability to develop profitable operations, and that these factors, among others, may raise substantial doubt about our ability to continue as a going concern.

      We have been dependent primarily on private placements of our equity securities and shareholder loans to fund our operations. In the near term, we intend to focus on increasing our marketing efforts for our existing products. Such funding may not be available to us when needed, on commercially reasonable terms, or at all. If we are unable to obtain additional financing if needed, we will likely be required to curtail our marketing and operating plans and possibly cease our operations. In addition, any additional equity financing may involve substantial dilution to our then-existing stockholders.

WE MAY NEVER BECOME PROFITABLE AND IF WE DO NOT BECOME PROFITABLE WE MAY HAVE TO CEASE OUR OPERATIONS

      We have incurred net operating losses in each fiscal quarter since we have been in business. We expect to continue to experience losses until the time, if ever, when we are able to sell products sufficient to generate revenues adequate to support our operations. If we fail to become profitable, we may be forced to cease operations.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST

      We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

      In addition, under our Certificate of Incorporation, the Board is authorized to issue, without obtaining shareholder approval, shares of preferred stock having the rights, privileges and designates as determined by the Board. Therefore, the Board could issue shares of preferred stock that would have preferential liquidation, distribution, voting, dividend or other rights, which would be superior to the rights of common stockholders.

WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE

      We plan to use all of our earnings to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock.

WE ARE A DEVELOPMENT STAGE COMPANY WITH A LIMITED OPERATING HISTORY AND WE MAY BE UNSUCCESSFUL

      We have been engaged in our current business for approximately sixteen months. Accordingly, we have a limited operating history and our operations are subject to all the risks inherent in a business enterprise with such a limited operating history, including limited capital, possible delays in the development and implementation of our business plan, uncertain markets, and the absence of an operating history. The likelihood that we will succeed must be considered in light of the problems, expenses, and delays frequently encountered in connection with the development of new businesses, as well as many other factors. We may not be able to develop successfully the business we are pursuing. We cannot be certain that our business will be successful or that we will generate significant revenues.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE ADVERSELY AFFECTED IF TOO MUCH OF IT IS SOLD AT ONCE

      Sales of substantial amounts of our common stock in the public market could adversely affect the market price of the common stock. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

      In addition, we often compensate consultants who provide services to the Company through the issuance to them of shares of publicly traded Class A Common Stock and other securities. The shares of Class A Common Stock are often registered under a Form S-8 Registration Statement that we filed with the SEC which allows the consultants to immediately sell such shares on the open market. The sale of those shares will likely adversely affect the market price of the Class A Common Stock. Your ability to sell shares of our common stock may be prevented, or the price adversely affected as a result of this increased selling pressure.

OUR STOCK IS QUOTED ON THE OTC BULLETIN BOARD AND COULD BE SUBJECT TO EXTREME VOLATILITY

      Our common stock is currently quoted under the symbol "SWME" on the OTC Bulletin Board, which is often characterized by low trading volume. A large volume of stock being sold into the market at any one time could cause the stock to rapidly decline in price. In addition, we must comply with ongoing eligibility rules to ensure our common stock is not removed from the OTC Bulletin Board, which would materially adverse affect the liquidity and volatility of our common stock. These factors may limit your ability to sell shares of our common stock.

THERE IS A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK AND OUR STOCKHOLDERS MAY BE UNABLE TO LIQUIDATE THEIR SHARES

      Our common stock is listed on the Over-the-Counter Bulletin Board, and there is a limited volume of sales, thus providing a limited liquidity into the market for our shares. As a result of the foregoing, stockholders may be unable to liquidate their shares.

OUR EXECUTIVE  OFFICERS AND DIRECTORS  CONTROL A LARGE  PERCENTAGE OF OUR COMMON
STOCK,  WHICH  ALLOW THEM TO  CONTROL  MATTERS  SUBMITTED  TO  STOCKHOLDERS  FOR
APPROVAL

      Our executive officers and directors (and their affiliates), in the aggregate, own approximately 16.6% of our outstanding common stock, and a substantial majority of our outstanding voting stock. There is currently an aggregate of 81,705,904 shares of Class A and Class B Common Stock outstanding. The holders of the Class A and Class B Common Stock vote together on all matters submitted to a shareholder vote. Raghunath Kilambi, our Chief Executive Officer and a director, owns 1,784,451 shares of our Class A Common Stock, and 2,000,000 shares of our Class B Common Stock which constitutes all outstanding shares of our Class B Common Stock. Each share of Class B Common Stock is entitled to fifty votes of Class A Common Stock. Therefore, Mr. Kilambi has the ability to decide the outcome of matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impede a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could have an adverse effect on the market price of our common stock.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS FOR OUR PRODUCTS WHICH COULD HAVE A SUBSTANTIAL, ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL RESULTS

      Customers may sue us if any of our products sold to them injure the user. Liability claims could require us to spend significant time and money in litigation and pay significant damages. As a result, any of these claims, whether or not valid or successfully prosecuted, could have a substantial, adverse effect on our business and financial results. We currently have product liability insurance, however, the amount of damages awarded against us in such a lawsuit may exceed the policy limits.

WE ARE SUBJECT TO GOVERNMENT REGULATIONS WHICH MAY HINDER OUR GROWTH

      In the United States, governmental agencies and extensive federal regulations regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of our products. The Food and Drug Administration (FDA) regulates the safety and effectiveness of our products and the Federal Trade Commission (FTC) regulates how we advertise and market our products. O24 and any other products we may manufacture or sell in the future are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. The laws, regulations and enforcement policies governing our products are relatively new and are still evolving, and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to our products.

      There are similar regulatory bodies and regulations in Canada, and other countries in which we may decide to market, sell and distribute our products. We cannot be certain that we comply or will comply with all laws and regulations in this area. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price.

WE MAY NOT BE SUCCESSFUL IN ACQUIRING OR LICENSING NEW PRODUCTS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      We are currently seeking to license or acquire new products or companies with bioscience products, manufacturing or distribution capabilities consistent with our commercial objectives. We may not be able to acquire such products. We may not be able to find and acquire additional bioscience products with demonstrative competitive advantages. We presently do not have the capital to make acquisitions. Accordingly, in the near term, any such acquisitions would most likely require that we issue stock in our Company to effect acquisitions which would result in dilution to our shareholders.

WE HAVE RISKS ASSOCIATED WITH OUR DEPENDENCE ON THIRD PARTY MANUFACTURING WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      We depend upon third parties to manufacture our products. The inability of a manufacturer to ship orders of our products in a timely manner, including as a result of local financial market disruption which could impair the ability of such manufacturers to finance their operations, or to meet quality standards, could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on our financial condition and results of operations. We have no long-term formal arrangements with any of our third party manufacturers. Although we believe we could replace such manufacturers if necessary, without a material adverse effect on us, these manufacturers may not be replaced in a timely manner, and the loss of such manufacturers could have a material adverse effect on our business, financial condition and results of operations.

THERE IS NO CERTAINTY AS TO THE POTENTIAL MARKET FOR OUR PRODUCTS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      We have not undertaken an independent analysis or survey of the market for our products. We believe that consumers are willing to expend large sums for the purchase of bioscience and herbal health products; however, our products and services may not have the commercial potential to succeed in these target markets. If our products are not accepted by the marketplace, our business will be materially impaired.

WE ARE DEPENDENT ON OUR TRADEMARKS AND PATENTS AND THE FAILURE TO OBTAIN TRADEMARK PROTECTION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The market for certain of our products will be, in part, dependent upon the goodwill engendered by our trademarks and trade names. Trademark protection is therefore material to a portion of our business. The failure to obtain trademark protection, or illegal use of any trademarks we may obtain, may have an adverse effect on our business, financial condition and operating results.

      The Company owns United States Patent Number 6,444,238 (issued September 3, 2002) which covers our O24 product, however, we may not be able to obtain patent protection for any derivative uses of O24, or for any other products we may later acquire or develop. We also cannot assure you that we will be able to obtain foreign patents to protect our products.

      The failure to protect our patent, trademarks and trade names, may have a material adverse effect on our business, financial condition and operating results. Litigation may be required to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights of others. Any action we take to protect our intellectual property rights could be costly and could absorb significant management time and attention. In addition, as a result of any such litigation, we could lose any proprietary rights we have. If any of the foregoing occurs, we may be unable to execute on our business plan and you could lose your investment.

WE NEED TO BUILD OUT OUR SALES AND MARKETING ORGANIZATION OTHERWISE OUR BUSINESS WILL BE EFFECTED ADVERSELY

      We are and shall continue marketing our existing products and future products that we may license or acquire either through the utilization of contract sales representatives and brokers, the establishment of our own sales force, strategic alliances and various other methods. We are in the early stages of developing such sales and marketing channels, and further development of those channels will require an investment of substantial amounts of capital which we currently do not possess and which we may never be able to access. Accordingly, despite our plans, we may be unable to substantially develop our own marketing channels.

WE DEPEND ON KEY PERSONNEL AND WILL REQUIRE ADDITIONAL SKILLED EMPLOYEES TO EXECUTE OUR GROWTH PLANS OTHERWISE THE DEVELOPMENT OF OUR BUSINESS COULD BE DELAYED OR PREVENTED

      Our potential for success depends significantly on our executive officers, including, Raghunath Kilambi, our Chief Executive Officer, and Grant Johnson, our President. These individuals do not have employment agreements with the Company. We do not carry key-man life insurance on any executive. Given the early stage of our development and our plans for rapid expansion, the loss of the services of any executive or the services of any other key employees we may hire in the future would have a substantial, adverse effect on our business. We believe that our future success will depend in large part on our ability to attract and retain highly skilled sales, marketing and management personnel. If we are unable to hire the necessary personnel, the development of our business will likely be delayed or prevented. Competition for these highly skilled employees is intense. As a result, we cannot assure you that we will be successful in retaining our key personnel or in attracting and retaining the personnel we require for expansion.

WE FACE SIGNIFICANT COMPETITION AND OUR BUSINESS AND FINANCIAL RESULTS COULD SUFFER FROM COMPETITION

      The market for health-related retail goods and services is characterized by intense competition. We believe that the principal competitive factors for companies in the industries in which we compete are:

      o     functionality;

      o     quality of merchandise;

      o     discounts and rewards;

      o     brand recognition;

      o     customer loyalty; and

      o     price.

      Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. Because of their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, retail affiliates, and others. We may not be able to compete successfully against our current or future competitors and our business and financial results could suffer from such competition.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 79,705,904 shares of common stock outstanding as of February 14, 2005, 61,239,544 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 18,466,360 shares of common stock which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

      The selling stockholders intend to sell in the public market 1,383,244 shares of common stock being registered in this offering. That means that up to 1,383,244 shares may be sold to this registration statement. Such sales may cause our stock price to decline.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o     Whose prices are not quoted on the Nasdaq automated quotation system

      o Nasdaq stocks that trade below $5.00 per share are deemed a "penny stock" for purposes of Section 15(b)(6) of the Exchange Act

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to the Company. A description of each selling shareholder's relationship to Swiss Medica and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                             PERCENTAGE OF                                  PERCENTAGE OF
                                                          OUTSTANDING SHARES            SHARES           OUTSTANDING SHARES
                                   SHARES BENEFICIALLY    BENEFICIALLY OWNED      TO BE SOLD IN THE      BENEFICIALLY OWNED
SELLING STOCKHOLDER               OWNED BEFORE OFFERING   BEFORE OFFERING(1)           OFFERING            AFTER OFFERING
-------------------               ---------------------   ------------------           --------            --------------
Cornell Capital Partners, LP(2)         129,033                        *                   250,985(3)                 0%
Highgate House, Ltd.(2)                 375,000(4)                     *                   375,000                    0%
Montgomery Equity Partners,
  Ltd.(2)                               375,000(4)                     *                   375,000                    0%
Sloan Securities Corporation             32,259(5)                     *                    32,259                    0%
Strategic Equity Corp.                  350,000(6)                     *                   350,000                    0%
TOTAL                                 1,261,292                     1.58%                1,383,244                    0%

* Less than 1%.

(1) Applicable percentage of ownership is based on 79,705,904 shares of common stock outstanding as of February 14, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of February 14, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 14, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC and the shares beneficially owned by this entity may be aggregated with all of the other shares beneficially owned by Highgate House and Montgomery of which Yorkville Advisors, LLC is a general partner.

(3) Includes 129,033 shares which were received from Swiss Medica on December 30, 2004 as a commitment fee under a now-terminated Standby Equity Distribution Agreement and a good faith estimate of the number of shares that will be received on December 23, 2005, as a balance of a commitment fee in the amount of $50,000 (which will be valued on that date, based on the lowest volume weighted average price as of that date), under a now-terminated Standby Equity Distribution Agreement.

(4) Consists of 250,000 shares of common stock underlying warrants and 125,000 shares of common stock.

(5) Consists of 32,259 shares of common stock received a placement agent fee under a now-terminated Standby Equity Distribution Agreement.

(6)   Consists of 350,000 shares of common stock underlying warrants.


      The following information contains a description of each selling shareholder's relationship to Swiss Medica and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Swiss Medica, except as follows:

SHARES ACQUIRED IN TRANSACTIONS WITH SWISS MEDICA

      CORNELL CAPITAL PARTNERS, LP. Cornell Capital Partners was the investor under a now-terminated Standby Equity Distribution Agreement. Pursuant to the now-terminated Standby Equity Distribution Agreement, Cornell Capital received 129,033 shares of common stock of the Company on December 30, 2004 and will receive an additional approximately 121,952 shares of common stock on December 23, 2005, as a balance of a commitment fee in the amount of $50,000, assuming the Company's stock price does not increase or decrease considerably (which will be valued on that date, based on the lowest volume weighted average price). These commitment fee shares are being registered in this offering. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. We are registering 250,985 shares of common stock for Cornell Capital Partners in this offering.

      HIGHGATE HOUSE, LTD. Highgate was the investor under a now-terminated Securities Purchase Agreement. Pursuant to the now-terminated Securities Purchase Agreement, Highgate was issued 250,000 warrants to purchase common stock of Swiss Medica on January 19, 2005. The warrants have an exercise price equal to $0.40 per share and expire on January 19, 2008. In consideration of the termination of the Securities Purchase Agreement, the Company issued 125,000 shares of common stock to Highgate on January 21, 2005. All investment decisions of, and control of, Highgate are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. The 250,000 shares of common stock underlying the warrants and the 125,000 shares of common stock are being registered in this offering.

      MONTGOMERY EQUITY PARTNERS, LTD. Montgomery was the investor under a now-terminated Securities Purchase Agreement. Pursuant to the now-terminated Securities Purchase Agreement, Montgomery was issued 250,000 warrants to purchase common stock of Swiss Medica on January 19, 2005. The warrants have an exercise price equal to $0.40 per share and expire on January 19, 2008. In consideration of the termination of the Securities Purchase Agreement, the Company issued 125,000 shares of common stock to Montgomery on January 21, 2005. All investment decisions of, and control of, Montgomery are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. The 250,000 shares of common stock underlying the warrants and the 125,000 shares of common stock are being registered in this offering.

      SLOAN SECURITIES CORPORATION. Sloan Securities Corporation is an unaffiliated registered broker-dealer that had been retained by the Company in connection with a now-terminated Standby Equity Distribution Agreement. All investment decisions of Sloan Securities Corporation are made by its Chief Executive Officer, James C. Ackerman. For its services in connection with a now-terminated Standby Equity Distribution Agreement between Swiss Medica and Cornell Partners, Sloan Securities Corporation received a fee of 32,259 shares of common stock, on December 30, 2004, equal to approximately $10,000 based on Swiss Medica's stock price on December 23, 2004. These shares are being registered in this offering.

      STRATEGIC EQUITY CORP. Strategic Equity Corp. received 350,000 warrants pursuant to a Note and Warrant Purchase Agreement entered into with the Company on December 6, 2004 and subsequently amended on December 7, 2004. The warrants have an exercise price equal to $0.42 per share and expire on December 6, 2009. On December 7, 2004, the Company closed a private financing of $600,000 CAD (approximately $480,000 USD) and $105,000 USD through a private placement to Strategic Equity Corp., for one installment of $300,000 CAD, and $105,000 USD and a third installment of $300,000 CAD, with the first two installments delivered on December 7, 2004 and the third installment delivered to the Company on January 3, 2005 (collectively, the "Loan"). The Loan is secured by all of the assets of the Company. The Loan is governed by three Promissory Notes, two in the principal amount of $300,000 CAD and one in the principal amount of $105,000 USD (the "Notes"). The principal on the $300,000 CAD Notes is due on June 5, 2005, with interest due as follows: $6,000 CAD on or before January 5, 2005 and $12,000 CAD due on or before the 5th of the month beginning in February through June 2005. The principal on the $105,000 USD Note is due on June 5, 2005, with scheduled payments due as follows: $59,167 USD due on or before January 5, 2005, $9,167 USD due on or before the 5th of the month beginning in February through May 2005 and $9,165 USD due on or before the 5th of June 2005. The Notes may be prepaid in whole or in part at any time; provided, however, notwithstanding such prepayment, the Company shall remain obligated to make all scheduled interest payments due thereunder and outlined above. All payment due prior to February 14, 2005 have been paid by the Company. All investment decisions of, and control of, Strategic Equity Group, are held by Dave Bulloch, its Director of Business Development. The 350,000 shares underlying the warrants are being registered in this offering.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.
However, we may receive proceeds upon the exercise of the 850,000 warrants covered by this prospectus (assuming that the warrant holder does not acquire shares by a "cashless" exercise), as follows:

      o If Highgate House, Ltd. exercises its 250,000 warrants, the Company will receive proceeds of $100,000, which will be used for general working capital purposes.

      o If Montgomery Equity Partners, Ltd. exercises its 250,000 warrants, the Company will receive proceeds of $100,000, which will be used for general working capital purposes.

      o If Strategic Equity Corp. exercises its 350,000 warrants, the Company will receive proceeds of $147,000, which will be used for general working capital purposes.

                                    DILUTION

      The net tangible book value of Swiss Medica as of September 30, 2004 was $1,018,132 or $0.0173 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Swiss Medica (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to the Company, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued upon the exercise of the warrants. The amount of dilution is set forth below based on the assumption that (i) 350,000 shares of common stock are issued upon a cash exercise of the warrant issued to Strategic Equity Corp. at an exercise price of $0.42 per share and (ii) 500,000 shares of common stock are issued upon a cash exercise of the warrants issued to Highgate and Montgomery at an exercise price of $0.40 per share.

      If we assume that the Company had issued a total of 850,000 shares of common stock issued upon exercise of the warrants at a weighted average price of $0.4082 per share, less offering expenses of $85,000, our net tangible book value as of September 30, 2004 would have been $1,280,132 or $0.0214 per share. The Company would receive gross proceeds of $347,000 after the exercise of the warrants. Upon exercise, the Company would receive an immediate increase in net tangible book value to existing stockholders of $0.0041 per share and an immediate dilution to new stockholders of $0.3868 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                             $0.4082
Net tangible book value per share before this offering             $0.0173
Increase attributable to new investors                             $0.0041
                                                                   -------
Net tangible book value per share after this offering                               $0.0214
                                                                                    -------
Dilution per share to new stockholders                                              $0.3868
                                                                                    =======

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Swiss Medica expects the selling stockholders to pay these expenses. The offering expenses consist of: a SEC registration fee of $57.00, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $17,443. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We may, however, receive proceeds from the exercise of 850,000 warrants being registered under this prospectus

      The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      Management's discussion and analysis of results of operations and financial condition are based on our financial statements. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following discussion should be read in conjunction with the Company's Financial Statements and Notes thereto, included elsewhere within this registration statement.

GOING CONCERN

      Our independent certified public accountants have stated in their report, which is included with our audited financial statements for the period ended December 31, 2003, that we have incurred operating losses in the last two years and that we are dependent on management's ability to raise capital and develop profitable operations. These factors, among others, may raise substantial doubt about our ability to continue as a going concern.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

      The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

      o     Stock-based compensation

      o     Intangible assets

      o     Research and Development

      Stock-Based Compensation

      In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

      The Company elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

      Acquired Intangible Assets

      Acquisitions of intangible assets are accounted for under Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets. Thos standards require that certain identifiable assets be amortized over their expected useful lives. Intangible assets that have indefinite useful lives are not subject to amortization, but rather will be tested at least annually for impairment.

      Research and Development

      The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs." Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures of $3,725,826 and $0 on research and product development for the year ended December 31, 2003 and 2002, respectively.

      Revenue Recognition

      For revenue from product sales, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

OVERVIEW

      Prior to May 16, 2003, we were a holding company focused on acquiring, expanding and developing technology companies and we had no operations.

      As of May 16, 2003, we began to implement a new business plan pursuant to which we market and distribute proprietary bioscience health products, focused on chronic ailments. We retained a new management team to implement this new business plan. The global market for chronic ailment products is in excess of $100 billion and is currently dominated by prescription, chemical based drugs. The global market for natural, herbal and bioscience products is currently estimated to be over $60 billion and growing rapidly.

      On May 16, 2003, we acquired certain assets of General Cosmetics Corporation, a Delaware corporation based in Munich, Germany. The acquisition was made by issuing to General Cosmetics Corporation 6,750,000 shares of our Class A Common Stock, subject to adjustment based on the terms of the March 31, 2003 definitive agreement. The assets we acquired included a patented essential oil bioscience product family that has been developed for pain relief, menstrual cramps, cold sores and other ailments. We intend to introduce these products to the market over time and we are currently marketing and selling the pain relief formulation called "024 Pain Relief" in both Canada and the United States. O24 pain relief complies with FDA regulations and can be sold in the United States pursuant to an FDA monograph. As yet we have not determined when , or if, the remaining products will be introduced. In 2003, the combined U.S., over-the-counter and prescription market for pain relief products was estimated to be $12 billion.

      We will continue to look for quality proprietary, natural bioscience products to license and/or acquire. We plan to sell our products through multiple distribution channels including, via retail outlets, the Internet, health care professionals, direct response, and via healthcare professionals.

      To date during 2004 and early 2005, we have expanded the distribution of O24 pain relief into major retail outlets in Canada and to massage and pain clinics in the United States. We entered into two major retail outlets in the United States in February 2005 and anticipate entering into additional retain outlets in the United States in the future.

      We currently have 13 individuals who render services to us for our day-to-day operations.

RESULTS OF OPERATIONS

      THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004

      Swiss Medica's net revenues were $238,616 and $268,280 for the three and nine months ending September 30, 2004, respectively. Swiss Medica began generating revenues totaling $2,788 in the third quarter of 2003, and prior to June 2003 had no active operations. Therefore, any comparisons of results of operations and financial position with the quarter ended September 30, 2003 are not relevant.

      The following is a summary of financial information for the three and nine months ended September 30, 2004:

                                                   Three months     Nine months
                                                   -----------      -----------

          Net Sales:                               $   238,616      $   268,280
          Cost of Sales:                           $    52,557      $    59,214

          Gross Profit:                            $   186,059      $   209,066
          Gross Profit as % of Sales:                      78%              78%
                                                   -----------      -----------

          Operating expenses:

              Research & Development expenses:     $        --      $     2,601
              Wages & Salaries:                    $   149,588      $   230,516
             Selling General & Administrative
              expenses: Cash Based:                $   655,038      $ 1,824,303
            Selling General & Administrative
              expenses: Stock Based:               $   237,722      $ 2,604,694
            Depreciation and amortization:         $    48,863          146,588

          Total operating expenses:                $ 1,091,211      $ 4,808,702
                                                   -----------      -----------

          Net Loss:                                $   905,152      $ 4,599,636

          Loss per Common Share:                   ($    0.02)      ($    0.10)

      SALES

      Our net revenues from operations for the quarter ended September 30, 2004 were $238,616, and were generated predominately by sales to Canadian pharmaceutical outlets, totaling $166,238, health products outlets, totaling $50,319 and internet (on-line) sales, totaling $11,884. We allowed a provision to cover discounts and doubtful accounts. Revenues from operations for the nine months ending September 30, 2004 were $268,280, net of allowance for discounts and doubtful accounts.

      COST OF SALES AND GROSS PROFIT

      Cost of sales for our third quarter ending September 30, 2004, were $52,557, generating a percentage margin on sales of 78%, and $59,214 for the nine months ending September 30, 2004, generating a percentage gross margin of 78%. The percentage is higher than we would anticipate for the balance of 2004 as our cost of sales were lower than expected due to below market priced inventory acquired from General Cosmetics Corporation, and anticipated increased costs for raw materials used in the production process. We anticipate normalized gross profit percentages to be between 50% and 60%, depending on the distribution mix of our revenue streams and related discounts. It should also be noted that the raw materials used in the production process are commodities and subsequently prices may vary significantly, depending upon prevalent market conditions.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

      A summary of our Selling, General and Administrative costs is as follows:

      Stock based compensation to Consultants & Professional Advisors totaled $207,722 for the quarter ended September 30, 2004. An additional $30,000 of Class A common stock was issued in exchange for prepaid services. Stock based compensation was granted to recruit and compensate legal advisors, marketing, business and development advisors.

      Cash based Selling, General and Administrative costs totaled $655,038 for the quarter ending September 30, 2004, ($1,824,303 for the nine months ending September 30, 2004) and includes approximately:

      o     $150,000 on payroll and related benefits

      o     $108,000 on advertising and product marketing

      o     $106,000 on Public and Investor relations

      Other selling, general and administrative costs include legal expense, insurance, rent, travel, agents fees and other office expenses relating to two offices; (Toronto and Vancouver).

      DEPRECIATION AND AMORTIZATION

      Depreciation & Amortization expenses of $48,863 were incurred during the quarter ended September 30, 2004 to amortize the tangible and intangible assets acquired from the General Cosmetics Corporation acquisition. Depreciation & Amortization expenses for the nine months ending September 30, 2004 totaled $146,588.

      YEAR ENDED DECEMBER 31, 2003

      Swiss Medica began generating revenues in the third quarter of 2003, totaling $104,091 for the third and fourth quarters. Prior to June 2003, we had no active operations. Thus any comparisons of results of operations and financial position compared with the year ended December 31, 2002 and the financial position as at December 31, 2002 are not relevant.

The following is a summary of financial information for the year ended December 31, 2003:

          Net Sales:                                      $   104,091
          Cost of Sales:                                  $    16,991
                                                          -----------

          Gross Profit:                                   $    87,100

          Gross Profit as % of Sales:                            83.7%

          Operating expenses:

             Research & Development expenses:             $ 3,725,826

             Selling General & Administrative
              expenses:                                   $10,220,367

              Depreciation and amortization:              $   122,157

          Total operating expenses:                       $14,068,350

          Loss from operations:                           $13,981,250

          Interest expense:                               $     7,250

          Net loss:                                       $13,988,500

          Loss per Common Share:                          $      0.88


      SALES

      Our revenues from operations for the year ended December 31, 2003 were $104,091, and were generated predominately from a sale to large Canadian pharmacy distributor totaling $118,784.

      COST OF SALES AND GROSS PROFIT

      Our 2003 cost of sales are $16,991, generating a percentage margin on sales of 83.7%. Our gross profit percentage is higher than we anticipate for 2004 as our 2003 cost of sales were lower than expected due to below market priced inventory that was acquired from General Cosmetics Corporation. We anticipate 2004 gross profit percentages to be between 50% and 60%, depending on the distribution mix of our revenue and related discounts and cooperative advertising costs. In addition the raw materials used in the product are all commodities and prices may vary.

      RESEARCH AND DEVELOPMENT

      In connection with the acquisition of the bioscience intangible assets acquired from General Cosmetics Corporation we acquired $3,724,125 of research and development assets which were written off during the year ended December 31, 2003 and are included in the accompanying statement of losses as research and development expenditures. An additional $1,701 was expended on R& D during the year ending December 31, 2003.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

      A summary of our Selling, General and Administrative costs is as follows:

      Stock based compensation to Directors, Officers, Consultants & Professional Advisors totaled $9,689,371. An additional $44,060 stock warrants were issued in exchange for services. Stock based compensation was granted to recruit and compensate executives, directors, legal advisors, marketing, business and development advisors.

      Cash based compensation was paid to our staff of eight full-time employees, consulting fees for outside directors, legal advisors and marketing consultants. Certain executives currently have not received cash based compensation since September 2003 but have been compensated exclusively with stock based compensation.

      Other selling, general and administrative costs include rent and other office expenses relating to two offices in Toronto and Vancouver, and travel expenses.

      DEPRECIATION & AMORTIZATION

      Depreciation & Amortization expenses of $122,157 were incurred during the year ending December 31, 2003 to amortize the tangible and intangible assets acquired from the General Cosmetics Corporation acquisition.

      INTEREST EXPENSE

      Interest expenses of $7,250 were incurred during the year ending December 31, 2003 and relate to interest paid on an outstanding promissory note. This note was fully repaid February 20, 2004.

      OTHER INCOME (EXPENSE)

      In 2002, we recorded income of $4,325 in connection with the forgiveness of previously accrued interest expense to certain noteholders.

LIQUIDITY AND CAPITAL RESOURCES

      As of December 31, 2003, we had a working capital deficit of $115,359. As a result of our operating losses in 2003, we generated a cash flow deficit of $578,090 from operating activities. We used no cash flows in connection with investing activities in 2003. We met our cash requirements in 2003 through the private placement of $433,447 of common stock, and advances of $146,016 from Company shareholders and officers, resulting in net cash provided by financing activities of $579,463.

      As of September 30, 2004, our current assets exceed current liabilities in the amount of $982,787. As a result of our operating losses incurred during the third quarter of 2004, we generated a cash flow deficit from operating activities of $2,077,923 for the nine months ended September 30, 2004. We used no cash flows in connection with investing activities in 2004. We met our cash requirements primarily through the private placement of $2,886,500 gross proceeds of common stock which closed during the first quarter of 2004.

      In the first quarter of 2004 we completed private offerings of securities totaling $2,886,500 to provide working capital to fund our operations, acquire inventory, step-up our marketing & advertising campaign and to repay approximately $126,000 of third party advances, resulting in net cash provided by financing activities totaling $2,759,973.

      On February 13, 2004 we closed a private equity financing of $250,000 through a private placement to Platinum Partners Global Equity Fund, L.P., issuing 2,500,000 Common shares and 3,750,000 related Warrants. On February 13, 2004 we closed a private equity financing of $50,000 through a private placement to Fennmore Holdings, issuing 500,000 Class A Common shares and 750,000 related Warrants. On March 30, 2004 we closed an equity financing of $2.5 million through a private placement to eighteen investors, issuing 15,625,000 Class A Common shares and 23,437,500 related Warrants. We plan to continue to fund our operations through additional sales of our securities and/or through shareholder loans as required. During the quarter ended September 30, 2004, we also closed several private equity financings totaling $86,500, for which we issued a total of 865,000 Class A Common shares and 865,000 related Warrants.

      On December 7, 2004, the Company closed a private financing of $600,000 CAD (approximately $480,000 USD) and $105,000 USD through a private placement to Strategic Equity Corp., for one installment of $300,000 CAD and a second installment of $105,000 USD and a third installment of $300,000 CAD, with the first and second installments delivered on December 7, 2004 and the third installment delivered to the Company on January 3, 2005 (collectively, the "Loan"). The Loan is secured by all of the assets of the Company. The Loan is governed by three Promissory Notes, two in the principal amount of $300,000 CAD and one in the principal amount of $105,000 USD (the "Notes"). The principal on the $300,000 CAD Notes is due on June 5, 2005, with interest due as follows:
$6,000 CAD on or before January 5, 2005 and $12,000 CAD due on or before the 5th of the month beginning in February through June 2005. The principal on the $105,000 USD Note is due on June 5, 2005, with scheduled payments due as follows: $59,167 USD due on or before January 5, 2005, $9,167 USD due on or before the 5th of the month beginning in February through May 2005 and $9,165 USD due on or before the 5th of June 2005. The Notes may be prepaid in whole or in part at any time; provided, however, notwithstanding such prepayment, the Company shall remain obligated to make all scheduled payments due thereunder and outlined above. As of February 14, 2005, Company has made all scheduled payments under the Notes. Strategic Equity Corp. received 350,000 warrants pursuant to a Note and Warrant Purchase Agreement entered into with the Company on December 6, 2004 and subsequently amended on December 7, 2004. The warrants have an exercise price equal to $0.42 per share and expire on December 6, 2009.

      By adjusting its operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow requirements through the end of 2006. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

      Securities Purchase Agreement

      Pursuant to a now-terminated Securities Purchase Agreement entered into on December 23, 2004, Highgate House and Montgomery Equity Partners were each obligated to purchase $500,000 of convertible debentures. The $500,000 was to be disbursed as follows: (i) $250,000 was purchased on December 27, 2004 (the "First Debenture") and (ii) the remaining $250,000 was to be purchased within five days of the filing of a registration statement (the "Second Debenture"). On January 19, 2005, the Securities Purchase Agreement was terminated. The Second Debenture was never issued and the First Debenture was redeemed for $627,780.82. In consideration for terminating the Securities Purchase Agreement, the Company issued to each Montgomery and Highgate 125,000 shares of common stock of the Company. Pursuant to the Securities Purchase Agreement, Highgate and Montgomery each received 250,000 warrants to purchase the Company's common stock on January 19, 2005. The warrants have an exercise price of $0.40 per share and expire on January 19, 2008.

NEW ACCOUNTING PRONOUNCEMENTS

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

      In April 2003, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 will not have a material impact on the Company's results of operations or financial position.

      In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 will not have a material impact on the Company's results of operations or financial position.

      In December 2003, the FASB issued SFAS No. 132 (revised), EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, AND 106. This statement retains the disclosure requirements contained in FASB statement no. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The revision applies for the first fiscal or annual interim period ending after December 15, 2003 for domestic pension plans and June 15, 2004 for foreign pension plans and requires certain new disclosures related to such plans. The adoption of this statement will not have a material impact on the Company's results of operations or financial positions.

      The effect of inflation on our revenue and operating results was not significant. Our operations are located in North America and there are no seasonal aspects that would have a material effect on our financial condition or results of operations.

                             DESCRIPTION OF BUSINESS

OVERVIEW

      We market and distribute bioscience products designed to enhance the well-being and health of consumers. Bioscience products are natural compounds that have health promoting, disease preventing or medicinal properties. We believe that consumers are deeply concerned about the management and cost of their health care and the expensive, chemical-based prescription drug approach predominant in modern medicine. We believe that this concern will increase the demand for bioscience health products because natural products are considered to be effective against many ailments and are more accessible than prescription medications. The global market for herbal products is currently estimated to be $62 billion and the World Health Organization has estimated that the global market for herbal products will be worth $5 trillion dollars by the year 2050.

      We began our bioscience products business in May 2003. Prior to that time, we were a holding company focused on acquiring, expanding and developing technology companies and we had no operations.

      In May 2003, we retained a new management team to implement the business plan which we marketed and distributed bioscience health products. On May 16, 2003, we acquired certain assets of General Cosmetics Corporation, a Delaware corporation based in Munich, Germany. The acquisition was made by issuing to General Cosmetics Corporation 6,750,000 shares of our restricted Class A common stock, subject to adjustment based on the terms of the March 31, 2003 purchase agreement. The assets we acquired included nine patented essential oil bioscience products that have been developed for pain relief, cold sores, menstrual cramps and other ailments. All of these products comply with FDA regulations and can be sold in the United States. We are introducing these products to the market over time and are currently available for sale in the U.S.A. We are currently commencing to market and sell the pain relief formulation called 024 Pain Relief and have not yet determined when the remaining products will be introduced. The worldwide pain management market is estimated to be $30 billion in 2003 and the combined, worldwide, over-the-counter and prescription market for pain relief products is estimated to be $15 billion in 2003

      Our corporate headquarters is located at 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada, M5E 1J3. Our telephone number is (416) 868-0202.

HISTORY AND COMPANY DEVELOPMENT

      The Company was originally incorporated on March 11, 1980, as Associated Medical Devices, Inc., under the laws of Nevada for the development and marketing of various devices. Due to the non-payment of required fees and filing of required reports, the Company forfeited its corporate charter during 1986 and was revived in February 1995.

      Pursuant to an Acquisition Agreement dated, July 1, 1999, and finally executed on October 20, 1999, John F. Huguet ("Huguet") and Gold Crown Holdings Limited, a British Virgin Islands corporation ("Gold Crown"), acquired 4,968,000 restricted shares of the Company's common stock, comprising approximately 85% of the Company's issued and outstanding Shares, in exchange for 100% of the issued and outstanding common stock of Euro American Business Group, Inc., a New York corporation owned by Huguet and Gold Crown. Contemporaneously thereto, Huguet and Gold Crown purchased 25,000 shares of Registrant's common stock from Glenn
A. Little, a director of the Company for $200,000. In anticipation of the execution of the above agreement, on October 7, 1999, the directors of the Company tendered their resignations as directors of the Company and appointed new directors and officers.

      Prior to the Agreement, the Company was a development stage company with no significant operations, seeking a new business plan. At the time of the Agreement, Euro American Business Group, Inc., had conducted no business to date, but had plans to become a provider of low cost internet access in Europe. To better reflect the Company's new business plan, the Company changed its name to Yournet, Inc. on October 20, 1999.

      Effective August 14, 2001, Yournet, Inc. merged with and into Global Path Incorporated, a Delaware corporation. Pursuant to the merger, Yournet, Inc., a Nevada corporation, reincorporated under the laws of Delaware. As a result of the merger, shareholders of Yournet, Inc. received the right to receive one share of Class A common stock of Global Path Incorporated for each one share of common stock of the Company. After the reincorporation, 20,455,903 shares of Yournet, Inc. common stock was converted to 20,455,903 shares of Class A common stock of Global Path Incorporated ("GPI"), the surviving entity. GPI in November 2002 performed a share consolidation of 100:1.

      After the acquisition of the General Cosmetics Corporation assets, we changed our name in July 2003 from GPI to Swiss Medica, Inc. The Company's common stock currently trades on the Over-the-Counter Bulletin Board under the trading symbol SWME.

BUSINESS STRATEGY

      We distribute and market bioscience products for chronic ailments and medical conditions. Our goal is to bring natural herbal-medicine products into the mainstream food/drug/mass retail channels and out of their traditional market niche of specialty retailers. In addition, we intend to leverage alternative distribution channels including e-commerce, direct sales and infomercials to market and sell our products.

      Swiss Medica is currently focused on marketing and selling its products in North America. We launched our products initially in Canada however we expect to further expand into the United States within six months. While Europe remains a target, the Company believes that it will take at least a year for the Company to realize any significant sales from this region.

      Swiss Medica does not manufacture any of its products, but outsources this activity to contract manufacturers. The raw materials used in the manufacturing process are commodity items.

PRODUCT OFFERINGS

      The Company is currently offering only one product in the marketplace. It is designated as O24 Essential Oil Pain Neutralizer ("O24") a patented, topical pain relief solution containing all natural essential oils. O24 carries endorsements and testimonials from many groups and individuals in Europe such as the Norwegian /Swiss National Ski Teams and the German Olympic Track & Field Team.

      We intend to attempt to develop variations of the O24 formulation which would treat additional ailments including menstrual cramps and cold sores. We are also seeking to acquire additional bioscience products or companies that own bioscience products.

INTELLECTUAL PROPERTY

      We own United States Patent Number 6,444,238 (issued September 3, 2002) which covers our O24 product, however, there is no assurance we will be able to obtain patent protection for any derivative uses of O24, or for any other products we may later acquire or develop. We also cannot assure that we will be able to obtain foreign patents to protect our products.

      Litigation may be required to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights of others. Any action we take to protect our intellectual property rights could be costly and could absorb significant management time and attention. In addition, as a result of any such litigation, we could lose any proprietary rights we have. If any of the foregoing occurs, we may be unable to execute on our business plan and you could lose your investment.

GOVERNMENT REGULATION

      In the United States, governmental agencies and extensive federal regulations regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of our products. In the United States, the Food and Drug Administration (FDA) regulates the safety and effectiveness of the product and the Federal Trade Commission (FTC) regulates how we advertise and market our products. Since O24 is classified as a drug, it carries an FDA "monograph" (written description of the medication's properties and usages) enabling the Company to make certain efficacy claims. Swiss Medica is using an:
FDA designated laboratory, an FDA certified bottler and FDA certified manufacturer to ensure product compliance.

      O24 and any other products we may manufacture or sell in the future are also subject to regulation in the United States by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. The laws, regulations and enforcement policies governing our products are relatively new and still evolving, and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to our products. We cannot at this time determine the extent to which FDA and other regulations will impact our business.

      There are similar regulatory bodies and regulations in Canada, and other countries in which we may decide to market, sell and distribute our products. In Canada, Health Canada controls over-the-counter drugs and a special application is needed for most national retailers. Health Canada regulates the safety, efficacy and permissible claims of certain products and their manufacturers/representatives. The Company is required to ensure that O24 and its other products are manufactured using Health Canada's Good Manufacturing Process ("GMP") guidelines. The recent Natural Health Product ("NHP") Act allows companies that sell nutraceutical products to make additional health benefit claims for products that comply with the regulations and monographs.

      We cannot be certain that we comply or will comply with all laws and regulations in this area. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price.

SALES & MARKETING

      Swiss Medica sells O24 and intends to sell its other products through various distribution channels including retail stores, e-commerce and professional sales. The Company intends to support O24 and its other products with print and store advertisements, television spots, professional endorsements and point-of-presence marketing.

COMPETITION

      The market for health-related retail goods and services is characterized by intense competition. We believe that the principal competitive factors for companies in the industries in which we compete are:

      o     functionality;

      o     quality of merchandise;

      o     discounts and rewards;

      o     brand recognition;

      o     customer loyalty; and

      o     price.

      While competition in the over-the-counter arthritis pain relief products market is highly fragmented, there are a few significant brand names that have managed to acquire the majority of retail shelf space. Some of these treatments are general pain relief tablets such as Aleve from Roche Laboratories (Germany:
RO), Bayer from Bayer AG (NYSE:BAY), and Tylenol from Mc-Neil Consumer & Specialty Pharmaceuticals (privately-held). Additionally, arthritis rubs are popular, including Ben-Gay from Pfizer Inc. (NYSE:PFE), Joint-Ritis (privately held), Mineral Ice from Bristol-Myers Squibb Company (NYSE:BMY), and Icy Hot and related products by Chattem, Inc. (OTC:CHTT). It has been estimated that the domestic sales for these seven products alone are in excess of $200 million per annum.

      In the natural products market, there are two significant competitors. Rodlen Laboratories (privately held) sells Zostrix, which contains Capsaicin, a compound found in hot peppers. Capsaicin is a powerful irritant that can cause a severe skin reaction for some individuals. Tiger Balm is a counterirritant ointment based on herbal ingredients, derived from ancient Chinese sources manufactured by Haw Par Corporation (Singapore:HPAR), which we believe to be O24's only direct competitor. Sales of Tiger Balm and related healthcare products reached approximately $35 million in FY 2002 (Singapore $60 million).

      Although the Company does not view pharmaceuticals as direct competitors, we believe that eventually mainstream consumers will view natural products as alternatives to prescription medication.

      Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than Swiss Medica. Due to their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, retail affiliates, and others. We cannot assure you that we will be able to compete successfully against our current or future competitors or that our business and financial results will not suffer from competition.

MANUFACTURING

      We rely on third-party manufacturers to fulfill all of our manufacturing requirements. We currently engage:

      o Semi-Chem Inc. of Dallas, Texas to bottle, fill, label and package our finished product, and

      o Creative Fragrances Ltd. of Dallas, Texas and Natural Care Mfg, Inc. of Arlington, Texas as our formulator and blender of O24.

DEPENDENCE ON ONE OR MORE CUSTOMER

      Revenue from the Company's largest customer approximated $100,420 or 96% of sales for the year ended December 31, 2003.

RESEARCH & DEVELOPMENT

      We do not anticipate incurring material research and development costs during the next 12 months, nor do we anticipate the acquisition or sale of any material property, plant or equipment during the next 12 months, with the exception of the possible acquisition of additional bioscience or herbal health products and their related infrastructure. We have acquired and expensed $3,725,826 and $0 for research and development during fiscal years ended December 31, 2003 and December 31, 2002, respectively. We have acquired and expensed $2,601 and $3,724,125 for research and development during the nine months ended September 30, 2004 and September 30, 2003, respectively.

EMPLOYEES

      We currently have thirteen full-time employees. Of these employees, three are in sales, two was in accounting, four are in manufacturing and logistics and four are in administration and general operations. We believe our relations with our employees are good.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

      We are a company incorporated under the laws of Delaware but because we are a company headquartered in Canada our investors may not be able to enforce civil liabilities under the U.S. federal securities laws against our officers and directors. Some of our directors and officers reside in Canada. Because some of our assets are located outside the U.S., it may be difficult for an investor to sue, for any reason, us or any of our directors or officers through U.S. jurisdictions. If an investor was able to obtain a judgment against us or any of our directors or officers in a U.S. court based on U.S. securities laws or other reasons, it may be difficult to enforce such judgment in Canada. We have been advised by our Canadian counsel that there is uncertainty as to the enforceability, in original actions in Canadian courts, of liability based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws.

PROPERTIES

      We currently lease two offices, including our 1,800 square foot corporate headquarters located at 53 Yonge Street, 3rd Floor, Toronto, Ontario, and our West Coast office located at 855, 789 West Pender Street, Vancouver, British Columbia, which houses our sales operations. We lease these offices at market rates and our leases began on July 1, 2003 and June 25, 2003 respectively. We have not renewed the lease for 53 Yonge St, but pay on a monthly basis with a condition to provide three months termination notice. We have renewed the lease at 789 West Pender Street, which will continue until June 30, 2006, with an option to renew for an additional five years.

      We also have a warehouse and logistic facilities in Toronto, Ontario and Richmond, British Columbia through our partnership with Mayfield Solutions Inc., a division of Asenda Pharmaceutical Supplies. In addition, we have access to a logistics facility and warehouse Arlington, Texas, which are adequate for our current operations, and management believes will continue to be adequate through the initial lease term which is open ended.. Management is currently investigating the possibility of outsourcing its inventory and logistics operations in the U.S. to more efficiently handle anticipated growth

LEGAL PROCEEDINGS

      Occasionally we may be named as a party in claims and legal proceedings arising out of the normal course of our business. These claims and legal proceedings may relate to contractual rights and obligations, employment matters, or to other matters relating to our business and operations. The following discussion relates to all known or anticipated material legal proceedings commenced by or against us:

      Gleiss Lutz Hootz, a German law firm, has brought suit against us in a Canadian jurisdiction for 24,496.41 EURO, or approximately $31,784.00, for legal services allegedly authorized by us in connection with an attempted acquisition transaction. We have defended this action on the basis that the transaction was aborted prior to the plaintiff having been authorized to spend any significant amount of time on the file and that the accounts rendered are grossly excessive. The action is still in its early stages and we intend to continue to vigorously defend it.

      Other than the matter discussed above, we are not aware of any material pending legal proceedings involving us.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

         The following  table sets forth the names,  ages, and titles of each of
our  directors  and  executive   officers  and  employees  expected  to  make  a
significant contribution to Swiss Medica.

NAME                         AGE             TITLE                                       OFFICER/DIRECTOR SINCE(1)
----                         ---             -----                                       -------------------------
Raghunath Kilambi*           39              Chief Executive Officer and Director        2003

Bruce Fairbairn              52              Chief Financial Officer                     2004

Greg Nuttall*                38              Executive Vice President of Business        2003
                                             Development, Director and Vice Chairman
                                             of the Board of Directors

Grant Johnson                44              President, Chief Operating Officer and      2003
                                             Director

Ronald Springer              51              Director                                    2003

Azim Fancy                   62              Director                                    2003

Bryson Farrill               73              Chairman of the Board of Directors          2003

      * Mr. Kilambi resigned as the Company's Chief Financial Officer on December 28, 2004.

      * Mr. Nuttall resigned as the Company's Executive Vice President of Business Development, Director and Vice Chairman of the Board of Directors on January 25, 2005.

      (1) The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs. There are no family relationships among any of the directors or officers of the Company.

BIOGRAPHICAL INFORMATION

      RAGHUNATH KILAMBI has served and is currently serving as our Chief Executive Officer and a Director since May 2003. In addition, Mr. Kilambi was previously a general partner of Rubicon Investment Group, a Canada-based merchant banking firm. Prior to his working at Swiss Medica, he previously co-founded FutureLink Corp., a leading application service provider from 1998 to 2000. Before Swiss Medica, he was a principal at New Economy Capital from 1993 to 1998 and worked at Canada Starch Company from 1990 to 1993, Morgan Financial Corporation, and Touche Ross & Co. Mr. Kilambi is a Chartered Accountant and holds a Bachelor of Commerce and a Graduate Diploma in Public Accounting from McGill University, in Montreal.

      BRUCE FAIRBAIRN has been our Chief Financial Officer since December 2004. Mr. Fairbairn brings nearly 30 years of experience as a financial analyst, internal auditor and Chief Financial Officer. After graduating from McGill University with a Bachelors degree in Commerce, Mr. Fairbairn served in various financial capacities at the Canadian subsidiaries of NYSE-listed companies such as Crane Company and Alcan Inc. He has also served as Chief Financial Officer or in a senior financial position for privately owned firms, such as Air Niagara, Range Transportation and Evergreen Peripherals. Mr. Fairbairn has been the Company's Controller (part-time) since June 2003, controlling costs and building the accounting and budgeting systems. From 2000 to June 2003, Mr. Fairbairn was a financial consultant to mid-sized companies in the early growth stages. Prior to that, Mr. Fairbairn was responsible for all of the day-to-day operations of a privately-held corporation, including: financial reporting, cash flow analysis and control and implementation of maintenance of operating controls and procedures.

      GRANT JOHNSON has served as our President, Chief Operating Officer and Director since April 2003. From November 2001 until December 2002, before joining Swiss Medica, Mr. Johnson was an outside consultant and senior advisor to Scarab Systems Inc. From April 1999 until March 2002, Mr. Johnson was CEO of HLNT Networks International, a company that designed, built and maintained health Web sites. From September 1996 to February 1999 Mr. Johnson was the VP of Corporate Development at Starnet Communications, a software company which built and designed online gaming systems for clients. Mr. Johnson received a bachelor's degree in Economics from University of Western Ontario in 1983..

      RONALD SPRINGER serves as a Director. Mr. Springer has been the President and CEO of General Cosmetics Corporation since 1993. Prior to building General Cosmetics, he founded several other companies, including Heaven from Earth Corp., Ceo-Capital Corp, Global Capital Security Inc., Limardo Productions, ISB Overseas GmbH and Doitsu Shinpo. He also held positions at Esarco LTD. and Hynolds Ltd.

      AZIM FANCY serves as a Director. Mr. Fancy is President and owner of real estate developer, Daulat Investments Limited since 1985. Prior to this, Mr. Fancy has held a variety of senior level positions, including Chairman and Owner, of International Trading and Sales, Inc. (1977-1985), Chairman and Owner, of Pan Atlantic Paper Inc. (1977-1985), and previously President, of Orient Pacific Agencies Ltd., an arm of Gulf Group of Companies of London, England.

      BRYSON FARRILL serves as Chairman and a Director. Mr.Farrill has been a Financial Consultant for the past five years most recently acting as a Senior Partner of Belgravia Financial, a European real estate investment company based in London, England. Previously, he was a Member of the New York Stock Exchange and held various senior and executive-level positions at McLeod Young Weir and Mcleod Young Weir International (now Scotia McLeod). Mr. Farrill currently serves on the boards of directors of several leading companies, including Caregain Inc., Power Technology, Inc, Devine Entertainment and Crowflight Minerals Inc.

      No individual on our Board of Directors possesses all of the attributes of an audit committee financial expert and no one on our Board of Directors is deemed to be an audit committee financial expert. In forming our Board of Directors, we sought out individuals who would be able to guide our operations based on their business experience, both past and present, or their education. Our business model is not complex and our accounting issues are straightforward. Responsibility for our operations is centralized within management, which is comprised of four people. We recognize that having a person who possesses all of the attributes of an audit committee financial expert would be a valuable addition to our Board of Directors, however, we are not, at this time, able to compensate such a person therefore, we may find it difficult to attract such a candidate.

DIRECTORS' COMPENSATION

      Directors receive compensation for their services as directors, and are reimbursed for expenses incurred in attending board meetings.

TERM OF OFFICE

      The directors named above will serve until the next annual meeting of our shareholders. In the absence of an employment agreement, officers hold their positions at the pleasure of the Board of Directors.

CODE OF ETHICS

      On March 29, 2004 our Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees.

EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS

      We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

      The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below, for the fiscal years ended December 31, 2003 and 2002. The following table summarizes all compensation for fiscal years 2003 and 2002 received by our Chief Executive Officer or President, and all officers who earned more than $100,000 in fiscal year 2004.

                                            ANNUAL COMPENSATION                        AWARDS                   PAYOUTS

                                                              OTHER ANNUAL                    SECURITIES     LTIP      ALL OTHER
                       FISCAL                                 COMPENSATION                    UNDERLYING    PAYOUTS   COMPENSATION
NAME AND POSITION       YEAR           SALARY $     BONUS $        $               RSA $     OPTIONS/SARS     $            $
Raghunath Kilambi
CEO, CFO and Director   2004          $ 46,000      $30,000        26,000(2)         --             --        --             --
                        2003          $ 51,233          --    $ 1,000,000(1)         --             --        --             --
                        2002
Grant Johnson,
President, Chief
Operating Officer and
Director                2004            72,000          --             --            --             --        --             --
                        2003          $ 47,289          --      $ 400,000(1)         --             --        --             --
                        2002

(1)  Includes  stock awards as signing  bonuses of  1,250,000  shares of Class A
Common Stock issued to Mr. Kilambi; 500,000 shares of Class A Common Stock issued to Mr. Johnson;, all of which were issued with a fair market value of $0.80 per share at the time of issuance.

(2) Includes stock awards of 154,762 shares of Class A Common Stock issued to Mr. Kilambi, issued in lieu of salary which were issued with a fair market value of $0.168 per share at the time of issuance.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

      The Company issued a total of 2,295,000 options during he fiscal year ended December 31, 2004.

AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

      The Company issued a total of 2,135,000 options during the fiscal year ended December 31, 2004

LONG-TERM INCENTIVE PLAN AWARDS ("LTIP")

      The Company does not currently have any LTIP.

EQUITY COMPENSATION PLAN INFORMATION

      2003 EQUITY INCENTIVE PLAN

      Our Board of Directors has approved the Swiss Medica, Inc. 2003 Equity Incentive Plan which permits us to grant, for a ten year period, stock awards, stock bonuses and stock options. We had originally reserved 4,500,000 shares of our Class A Common Stock for issuance to our directors, employees and consultants under the Plan. The Plan is administered by the Board of Directors. As the administrator of the Plan, the Board of Directors has the authority and discretion, subject to the provisions of the Plan, to select persons to whom stock awards, bonuses or options will be granted, to designate the number of shares to be covered by each option or stock award, to specify the type of consideration to be paid, and to establish all other terms and conditions of each option or stock award. Options granted under the Plan will not have a term that exceeds ten years from date of grant. As of February 14, 2005, we granted stock awards and options equal to 4,498,902 shares of our Class A Common Stock under the Plan.

      2003 CONSULTANT STOCK PLAN

      Our Board of Directors has also approved the 2003 Consultant Stock Plan which permits us to grant, for a ten year period, stock issuances subject to vesting provisions, or "unvested stock" or stock awards without such restrictions. We had originally reserved 6,000,000 shares of our Class A Common Stock for issuance to consultants under the Consultant Plan. The Consultant Plan is administered by the Board of Directors. As the administrator of the Consultant Plan, the Board of Directors has the authority and discretion, subject to the provisions of the Consultant Plan, to select persons to whom stock awards or unvested stock will be granted, to designate the number of shares to be covered by each stock issuance, to specify the type of consideration to be paid, and to establish all other terms and conditions of each stock issuance. As of February 14, 2005, we granted stock awards (all vested) equal to 6,000,000 shares of our Class A Common Stock under the Consultant Plan.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information as of February 14, 2005 with respect to the beneficial ownership of the Company's Common Stock prior to this Offering, by (i) each person who beneficially owns more than 5% of our voting securities; (ii) each Director; (iii) each Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, all persons named as beneficial owners of our voting securities, have sole voting and sole investment power with respect to the shares indicated as beneficially owned, and beneficial ownership includes shares issuable upon conversion of shares of Series Common Stock.

                                                       TOTAL OUTSTANDING
                                                      CLASS A COMMON STOCK   TOTAL OUTSTANDING        PERCENT OF SHARES OF CLASS
                NAME AND ADDRESS                          BENEFICIALLY      CLASS B COMMON STOCK      A AND CLASS B COMMON STOCK
           OF BENEFICIAL OWNER (1)(2)                        OWNED           BENEFICIALLY OWNED         BENEFICIALLY OWNED(2)
Raghunath  Kilambi
Chief  Executive  Officer and
Director                                                  2,664,451 (3)          2,000,000 (4)                     5.6%
Grant Johnson,                                            1,391,870 (3)             ----                           1.7%
President, Chief Operating
Officer and Director
Azim Fancy, Director                                        566,860 (5)             ----                              *
Bryson Farrill, Chairman                                  1,100,000 (6)(7)          ----                           1.3%
Ronald Springer, Director (4)                             5,184,000 (5)             ----                           6.3%
Bruce Fairbairn                                             750,000 (8)             ----                              *
All Officers and Directors as a Group
   (6 persons)                                            1,657,181              2,000,000                        16.6%

--------------------------------------------------------------------------------

* Less than 1%.

(1) Applicable percentage of ownership is based on 81,705,904 shares of common stock outstanding as of February 14, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of February 14, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 14, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Unless otherwise indicated, the address of the persons named in this column is c/o Swiss Medica, Inc., 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada M5E 1J3.

(3)   Includes 880,000 Shares of Class A Common Stock underlying options.

(4)   Each  Class B Share is  entitled  to vote as 50  shares  of Class A Common
      Stock.

(5)   Includes 80,000 Shares of Class A Common Stock underlying options.

(6)   Includes 200,000 Shares of Class A Common Stock underlying options.

(7) Includes 4,054,000 shares of Class A Common Stock owned by General Cosmetics Corporation, a corporation controlled by Ronald Springer.

(8)   Includes 175,000 Shares of Class A Common Stock underlying options.

      There are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or other any other matters which may require shareholder approval.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      Our common stock is not listed on any national stock exchange. The Class A Common Stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the symbol "SWME." The following table sets forth the high and low bid information for the common stock for each quarter within the last two fiscal years, as reported by the Over-the-Counter Electronic Bulletin Board.


          2004                                    HIGH BID     LOW BID
                                                  --------     -------
          First Quarter                            $ 0.39       $ 0.17
          Second Quarter                           $ 0.40       $0.105
          Third Quarter                            $0.145       $0.065
          Fourth Quarter                           $0.381       $ 0.08

          2003                                    HIGH BID     LOW BID
                                                  --------     -------
          First Quarter                            $ 1.07       $ 0.70
          Second Quarter                           $ 1.01       $ 0.52
          Third Quarter                            $ 0.68       $ 0.15
          Fourth Quarter                           $ 0.53       $ 0.14


      As of February 14, 2005, Swiss Medica had approximately 2628 shareholders of record.

DIVIDEND POLICY

      We have never paid any dividends on the common stock or the Preferred Stock. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the common stock or the Preferred Stock in the foreseeable future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      For the year ended December 31, 2002, $4,325 was recorded as other income in connection with the forgiveness of accrued interest liabilities to a noteholder. In January 2003, a shareholder advanced an additional $19,489 of funds to the Company for working capital purpose. No formal repayment terms or arrangements exist.

      In March 2003, a total of 2,000,000 shares of Class A common restricted stock and 2,000,000 shares of Class B common stock were issued to a shareholder in exchange for a total of $746,285 of previously incurred debt. All outstanding balances due to shareholders were paid in full as of December 31, 2003.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

      CLASS A COMMON STOCK

      The Company is authorized to issue 100,000,000 shares of Class A Common Stock, $0.001, of which 79,705,904 shares were issued and outstanding at February 14, 2005. Holders of Class A Common Stock are entitled to receive such dividends as may be declared by the Board of Directors, in their sole discretion, from funds legally available for such dividends. If the Board of Directors declared a dividend, all of the outstanding shares of Class A Common Stock would be entitled to receive a pro rata share in any dividend available to holders of Class A Common Stock. Upon liquidation, holders of shares of Class A Common Stock are entitled to a pro rata share in any distribution available to holders of Class A Common Stock. The holders of Class A Common Stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of Class A Common Stock have no preemptive rights. The securities being offered hereby are Class A Common Stock. All of the outstanding shares of Class A Common Stock are, and all of the shares of Class A Common Stock offered for resale in connection with this prospectus will be, validly issued, fully paid and non-assessable.

      CLASS B COMMON STOCK

      The Company is authorized to issue 50,000,000 shares of Class B Common Stock, $0.001, of which 2,000,000 shares were issued and outstanding at February 14, 2005, all of which are issued to our Chief Executive Officer, Mr. Raghunath Kilambi.

      Generally, Class A and Class B Common Stock are identical and the holders thereof are entitled to the same rights and privileges and share ratably on all matters and are identical in all respects except in the following manner: holders of Class B Common Stock are entitled to 50 votes per share on all matters while holders of Class A Common Stock are entitled to one vote per share.

      Prior to any sale, transfer, gift or other disposition of Class B Common Stock, we have the option to convert the shares of Class B Common Stock subject to such transfer to the same number of shares of Class A Common Stock. In addition, we may also convert all shares of Class B Common Stock into the same number of shares of Class A Common Stock upon the holder's termination of employment with our Company. Finally, shares of Class B Common Stock will be automatically converted into the same number of shares of Class A Common Stock upon any sale of Class B Common Stock through a public offering of our securities registered with the Securities and Exchange Commission.

PREFERRED STOCK

      Our charter authorizes us to issue up to 10 million shares of preferred stock. Our charter authorizes our Board of Directors to provide for the issuance of serial preferred stock and to fix and state the powers, designations and preferences of each such series. Currently, no series of preferred stock has been designated and there are no shares of preferred stock is issued or outstanding.

WARRANTS

      The Company currently has 14,543,925 warrants outstanding

OPTIONS

      The Company currently has 3,430,000 options outstanding to purchase shares of the Company's Class A Common Stock.

TRANSFER AGENT

      Swiss Medica's transfer agent is Atlas Stock Transfer Corp., 5899 South State Street, Salt Lake City, Utah 84107, telephone (801) 266-7151

REPORTS TO SHAREHOLDERS

      We intend to furnish our shareholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for its most recent fiscal year.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION ON LIABILITY

      (a) Section 145 of the Delaware General Corporation Law provides that:

      Sec.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

      (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (7) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

      (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

      (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 1981, Ch. 112, Laws of 1983, Ch. 289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 261, Laws of 1994.)

      (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

      Sec. 102. CERTIFICATE OF INCORPORATION; CONTENTS

      (1) The certificate of incorporation shall set forth:

      (2) In addition to the matters required to be set forth in the certificate
of   incorporation  by  subsection  (a)  of  this  section  the  certificate  of incorporation may also contain any or all of the following matters:

      (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

      (c) Article Nine of the Company's Certificate of Incorporation provides:

      No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION

      There are no Delaware anti-takeover provisions that may have the affect of delaying or preventing a change in control. However, as described elsewhere in this prospectus, the existence of the Class B Common Stock and the authorized shares of preferred stock may have the effect of discouraging or preventing a potential takeover or change of control of the Company.

                                     EXPERTS

      The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2003 and 2002 have been audited by Russell Bedford Stefanou Mirchandani LLP. The reports of Russell Bedford Stefanou Mirchandani LLP, are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Russell Bedford Stefanou Mirchandani LLP contained elsewhere in this prospectus contain an explanatory paragraph regarding its ability to continue as a going concern.

                                  LEGAL MATTERS

      The validity of the shares offered herein will be opined on for us by Kirkpatrick & Lockhart Nicholson Graham LLP, which has acted as our outside legal counsel in relation to certain, restricted tasks.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                              FINANCIAL STATEMENTS

                                                                                                PAGE
Unaudited Condensed Balance Sheet (September 30, 2004)                                           F-2

Unaudited Condensed Statements of Losses (September 30, 2004 and September 30, 2003)             F-3

Unaudited Condensed Statement of Cash Flows (Nine Months Ended September 30, 2004)               F-4

Notes to Condensed Financial Statements                                                          F-5

Report of Independent Certified Public Accountants dated March 22, 2004                         F-10

Audited Balance Sheets (December 31, 2003 and 2002)                                             F-11

Audited Statements of Losses (December 31, 2003 and 2002)                                       F-12

Audited Statements of (Deficiency in) Stockholders' Equity (December 31, 2003 and 2002)         F-13

Audited Statements of Cash Flows (December 31, 2003 and 2002)                                   F-14

Notes to Audited Financial Statements                                                           F-16

                               SWISS MEDICA, INC.

                            CONDENSED BALANCE SHEETS

                                                                                       (Unaudited)
                                                                                     September 30, 2004    December 31, 2003
                                                                                     ------------------    -----------------
ASSETS:
Cash and cash equivalents                                                               $    683,521         $      1,471
Accounts receivable, net of allowance for doubtful accounts of
$10,105 and $18,364 at September 30, 2004 and December 31, 2003,
respectively                                                                                 233,002              103,017
Inventories (Note C)                                                                         250,263                8,057
Prepaid expenses and deposits                                                                165,458               86,310
                                                                                        ------------         ------------
Total current assets                                                                       1,332,244              198,855

Property and equipment: (Note B)
Property and equipment:                                                                       48,751               48,751
Less: accumulated depreciation                                                                13,406                6,094
                                                                                        ------------         ------------

Total property and equipment                                                                  35,345               42,657
Other assets: (Note B)
Intangible assets,  net of accumulated  amortization of
$255,338 and $116,062 at September 30, 2004 and December 31, 2003,
respectively                                                                                 504,412              643,688
                                                                                        ------------         ------------


Total assets                                                                            $  1,872,001         $    885,200
                                                                                        ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Cash disbursed in excess of available funds                                             $         --         $      3,102
Accounts payable and accrued liabilities                                                     349,457              184,585
Other advances                                                                                    --              126,527
                                                                                        ------------         ------------
Total current liabilities                                                                    349,457              314,214


Commitments and contingencies                                                                     --                   --
Stockholders' equity:
Preferred stock, par value $.001 per share;  10,000,000 shares authorized;  none issued at September 30, 2004 and December 31,
2003 (Note D)                                                                                                          --
Class A Common stock, par value $ .001 per share; 100,000,000 shares authorized; 58,937,898 and 26,962,530 shares issued at
September 30, 2004 and December 31, 2003, respectively (Note D)                               58,938               26,963
Class B Common stock, par value $.001 per share;
50,000,000 shares  authorized; 2,000,000 shares issued at
September 30, 2004 and December 31, 2003 (Note D)                                              2,000                2,000

Additional paid-in capital                                                                25,198,726           19,679,507

Accumulated deficit                                                                      (23,737,120)         (19,137,484)
                                                                                        ------------         ------------

Total stockholders' equity                                                                 1,522,544              570,986
                                                                                        ------------         ------------

Total liabilities and stockholders' equity                                              $  1,872,001         $    885,200
                                                                                        ============         ============

   See accompanying footnotes to the unaudited condensed financial information

                               SWISS MEDICA, INC.
                         CONDENSED STATEMENTS OF LOSSES
                                   (UNAUDITED)

                                   For the three months ended September 30, For the nine months ended September 30,
                                         2004                 2003                 2004                 2003
                                     ------------         ------------         ------------         ------------
Revenue:
Sales, net                           $    238,616         $      2,788         $    268,280         $      2,788
Cost of Sales                              52,557                2,191               59,214                2,191
                                     ------------         ------------         ------------         ------------
Gross Profit                              186,059                  597              209,066                  597

Operating Expenses:
Research and Development
(Note B)                                       --                   --                2,601            3,724,125
Selling, General and
Administrative expenses                 1,042,348              400,373            4,659,513            6,633,922
Depreciation and Amortization              48,863               46,425              146,588               75,094
                                     ------------         ------------         ------------         ------------
Total Operating Expenses                1,091,211              446,798            4,808,702           10,433,141


Loss from Operations                     (905,152)            (446,201)          (4,599,636)         (10,432,544)
Provision for Income Taxes                     --                   --                   --                   --
                                     ------------         ------------         ------------         ------------

Net Loss                             $   (905,152)        $   (446,201)        $ (4,599,636)        $(10,432,544)
                                     ============         ============         ============         ============

Loss per common share (basic
and assuming dilution)               $      (0.02)        $      (0.02)        $      (0.10)        $      (0.90)
                                     ============         ============         ============         ============

Weighted average common
shares outstanding                     56,592,527           22,088,037           47,810,571           11,561,414
                                     ============         ============         ============         ============

   See accompanying footnotes to the unaudited condensed financial information

                               SWISS MEDICA, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                  For the nine months ended September 30,
                                                                          2004                 2003
                                                                      ------------         ------------
Cash flows from operating activities:
Net loss                                                              $ (4,599,636)        $(10,432,544)
Adjustments to reconcile net loss to net cash (used in)
operating activities:
Common stock issued in exchange for services rendered (Note D)           2,309,820            6,361,149
Common stock issued in exchange for expenses paid by
shareholders (Note D)                                                        7,374               23,731
Common stock issued in exchange for research and development
costs (Note B)                                                                  --            3,724,125
Stock warrants issued in exchange for services (Note E)                    287,500                   --
Depreciation and amortization (Note B)                                     146,588               75,094
Expenses prepaid in prior period                                            72,603                   --
Amortization of prepaid service fees paid by
common stock (Note D)                                                       60,000                   --
(Increase) decrease in accounts receivable                                (129,985)              (2,493)
(Increase) decrease in inventories                                        (242,206)              (8,110)
(Increase) decrease in deposits and other assets                          (151,751)              (7,873)
Increase (decrease)  in cash disbursed
in excess of available funds                                                (3,102)                  --
Increase (decrease) in accounts payable and
accrued liabilities                                                        164,872              (83,741)
                                                                      ------------         ------------

Net cash (used in) operating activities                                 (2,077,923)            (350,662)


Cash flows from investing activities:
Issuance of loan receivable                                                     --              (30,000)
                                                                      ------------         ------------
Net cash (used in) investing activities                                         --              (30,000)
Cash flows from financing activities:
Proceeds from (repayments to) related party advances                            --               18,958
Unrealized loss on exchange revaluation                                         --               (8,246)
Proceeds from sale of common stock, net of costs (Note D)                2,886,500              321,131
Proceeds from (repayments to) third party advances                        (126,527)             108,000
                                                                      ------------         ------------
Net cash provided by investing activities                                2,759,973              439,843
Net increase (decrease) in cash and cash equivalents                       682,050               59,181
Cash and cash equivalents at the beginning of the period                     1,471                   98
                                                                      ------------         ------------

Cash and cash equivalents at the end of the period                    $    683,521         $     59,279
                                                                      ============         ============


Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest                              $         --         $         --
Cash paid during the period for taxes                                           --                   --
Issuance of common stock in exchange for services (Note D)               2,309,820            6,361,149
Issuance of common stock in exchange for expenses paid by
shareholders (Note D)                                                        7,374               23,731
Issuance of common stock in exchange for debts                                  --              766,796
Common stock issued in exchange for research and development
costs (Note B)                                                                  --            3,724,125
Common stock issued in exchange for office equipment (Note B)                   --               48,751
Common stock issued in exchange for intangible assets (Note B)                  --              759,750
Issuance of stock warrants in exchange for services (Note E)               287,500                   --
Common stock issued in exchange for prepaid
service fees (Note D)                                                       60,000                   --
Amortization of prepaid service fees paid by common stock                   60,000                   --
Expenses prepaid in prior period                                            72,603                   --

   See accompanying footnotes to the unaudited condensed financial information

                               SWISS MEDICA, INC.
                    NOTES TO CONDENSED FINANCIAL INFORMATION
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results from operations for the nine-month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. The unaudited financial statements should be read in conjunction with the December 31, 2003 financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

Business and Basis of Presentation

Swiss Medica, Inc. (the "Company") was reincorporated under the laws of the State of Delaware in September 2001. The Company is currently a bioscience distribution company.

Reclassification

Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on reported losses.

STOCK BASED COMPENSATION

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2003 and has adopted the interim disclosure provisions for its financial reports for the subsequent periods.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows:

                                                        For the three months ended                 For the nine months ended
                                                              September 30,                              September 30,
                                                    ---------------------------------         ---------------------------------
                                                        2004                 2003                 2004                 2003
                                                    ------------         ------------         ------------         ------------
Net income (loss) - as reported                     $   (905,152)        $   (446,201)        $ (4,599,636)        $(10,432,544)
Add: Total stock based employee
compensation expense as reported under
intrinsic value method (APB. No. 25)                          --                   --                   --                   --
Deduct: Total stock based employee
compensation  expense as reported under fair
value based method (SFAS No. 123)                             --                   --                   --                   --
                                                    ------------         ------------         ------------         ------------
Net income (loss) - Pro Forma                       $   (905,152)        $   (446,201)        $ (4,599,636)        $(10,432,544)
                                                    ------------         ------------         ------------         ------------
Net  income  (loss)  attributable  to common
stockholders - Pro forma                            $   (905,152)        $   (446,201)        $ (4,599,636)        $(10,432,544)
Basic (and assuming dilution) earning
(loss) per share - as reported                      $      (0.02)        $      (0.02)        $      (0.10)        $      (0.90)
                                                    ============         ============         ============         ============
Basic (and assuming dilution) earning
(loss) per share - Pro forma                        $      (0.02)        $      (0.02)        $      (0.10)        $      (0.90)
                                                    ============         ============         ============         ============

NOTE B - ACQUISITION

On May 20, 2003 the Company acquired equipment, nine patented bioscience products and related intangible assets from General Cosmetics Corporation.

In consideration for the acquisition of the tangible and intangible assets, the Company issued a total of 6,750,000 shares of restricted common stock. The stock that was issued in this transaction was valued at 85 percent of its average closing price ten days prior to and after May 21, 2003. The cost of the tangible and intangible assets acquired is the fair value of the Company's common stock issued of $4,532,626.

In connection with the acquisition of the tangible and intangible assets, the Company acquired $3,724,125 of research and development assets which were charged to operations during the year ended December 31, 2003 and are included in the accompanying statement of losses as research and development expenditures.

Property And Equipment

In connection with the acquisition of assets from General Cosmetics Corporation, the Company's acquired a total of $48,751 of property and equipment. Property and equipment at September 30, 2004 and December 31, 2003 consists of the following:


                                   September 30, 2004   December 31, 2003
                                   ------------------   -----------------

  Office furniture and equipment            $ 48,751             $ 48,751
  Accumulated depreciation                   (13,406)              (6,094)
                                            --------             --------
                                            $ 35,345             $ 42,657
                                            ========             ========

Depreciation expense included as a charge to operations amounted to $7,312 and $5,456 for the period ended September 30, 2004 and 2003, respectively.

Intangible Assets

The cost to acquire the intangible assets has been preliminarily allocated to the assets acquired according to estimated fair values and is subject to adjustment when additional information concerning asset valuations is finalized.

The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs are included in results from operations may be necessary.

The intangible assets acquired are:

                                        Gross                                                            Weighted Average
                                      Carrying        Accumulated                           Residual       Amortization
                                       Amount         Amortization           Net             Value        Period (Years)
                                      ---------         ---------         ---------        ---------        ---------
Amortizable Intangible Assets:
Patents                               $ 563,250         $(154,894)        $ 408,356        $      --              5.0
Customer Mailing Lists                   30,000            (8,250)           21,750               --              5.0
Trademarks                               45,000           (12,375)           32,625               --              5.0
Non-compete agreements                  112,500           (77,344)           35,156               --              2.0
Other                                     9,000            (2,475)            6,525               --              5.0
                                      ---------         ---------         ---------        ---------        ---------
Total                                 $ 759,750         $(255,338)        $ 504,412        $      --              4.6
                                      =========         =========         =========        =========        =========

Total amortization expense charged to operations for the period ended September 30, 2004 and 2003 was $139,276 and $69,638, respectively.

Estimated amortization expense at September 30, 2004 is as follows:

                2004                      $ 46,424
                2005                       150,544
                2006                       129,450
                2007                       129,450
                2008                        48,544
                                         ---------

                Total                    $ 504,412
                                         =========


NOTE C - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories primarily consist of cosmetic oils and packaging materials. Components of inventories as of September 30, 2004 and December 31, 2003 are as follows:


                              September 30, 2004          December 31, 2003
                              ------------------          -----------------

      Raw Materials               $204,243                    $  2,893
      Finished Goods                46,020                       5,164
                                  --------                    --------

                                  $250,263                    $  8,057
                                  ========                    ========

NOTE D - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with par value $.001 per share, 100,000,000 shares of Class A common stock with par value of $.001 per share, and 50,000,000 shares of Class B common stock with par value $.001 per share. On November 27, 2002, the Company effected a "one-for-one hundred" reverse stock split of its outstanding shares of Class A common stock. The authorized shares remain unchanged. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split. As of September 30, 2004 and December 31, 2003, the Company has no preferred stock issued and outstanding. The Company has 58,937,898 and 26,962,530 shares of Class A common stock issued and outstanding at September 30, 2004 and December 31, 2003, respectively. The Company also has issued and outstanding 2,000,000 shares of Class B common stock at September 30, 2004 and December 31, 2003.

      For the nine-month period ended September 30, 2004, the Company issued an aggregate of 12,443,498 shares of Class A common stock to attorneys and consultants for services rendered in the amount of $2,309,820 and prepaid service fees of $60,000. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company also issued an aggregate of 19,490,000 shares of Class A common stock in exchange for $2,886,500 of proceeds, net of costs and fees. The Company issued an aggregate of 41,870 shares of Class A common stock in exchange for $7,374 of expenses paid by shareholders.

Share amounts presented in the balance sheets and statements of stockholders' equity reflect the actual share amounts outstanding for each period presented.

NOTE E - WARRANTS

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to the Company consultants and investors. These warrants were granted in lieu of cash compensation for services performed by a non-employee or were granted as partial consideration for investment proceeds, each warrant to purchase one share of the Company's Class A common stock.

                              Warrants Outstanding                                 Warrants Exercisable
                              --------------------                                 --------------------

                                          Weighted Average        Weighted                      Weighted
                          Number       Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
   ---------------     -----------          ------------       --------------  -----------   --------------
        $75.00             8,675               2.10              $   75.00           8,675       $ 75.00
        $ 0.45           100,000               1.20              $    0.45         100,000       $  0.45
        $ 0.75           100,000               1.20              $    0.75         100,000       $  0.75
        $ 0.40         7,906,250               2.50              $    0.40       7,906,250       $  0.40
        $ 0.30         7,906,250               2.50              $    0.30       7,906,250       $  0.30
        $ 0.25        13,571,250               2.10              $    0.25      13,571,250       $  0.25
        $ 0.16         1,562,500               2.50              $    0.16       1,562,500       $  0.16
                      ----------               ----              ---------      ----------       -------
                      31,154,925               2.32              $    0.32      31,154,925       $  0.32
                      ==========               ====              =========      ==========       =======

Transactions involving warrants issued to non-employees are summarized as follows:

                                                                       Weighted Average
                                                   Number of Shares    Price Per Share
                                                   ----------------    ---------------
          Outstanding at January 1, 2002                     --
             Granted                                     10,000         $     75.00
             Exercised                                   (1,325)              75.00
             Canceled or expired                             --                  --
                                                    -----------         -----------
          Outstanding at December 31, 2002                8,675               75.00
             Granted                                    200,000                0.60
             Exercised                                       --                  --
             Canceled or expired                             --                  --
                                                    -----------         -----------
          Outstanding at December 31, 2003              208,675                3.69
             Granted                                 30,946,250                0.30
             Exercised                                       --                  --
             Canceled or expired                             --                  --
                                                    -----------         -----------
          Outstanding at September 30, 2 004         31,154,925         $      0.32
                                                    ===========         ===========

The weighted-average fair value of warrants granted to consultants and investors during the period ended September 30, 2004 and 2003 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                               2004           2003
                                                             -------        -------
          Significant assumptions (weighted-average):
              Risk-free interest rate at grant date             2.25%          1.63%
              Expected stock price volatility                     33%            84%
              Expected dividend payout                            --             --
              Expected warrant life-years (a)                 2 to 4         2 to 4

      (a) The expected warrant life is based on contractual expiration dates.

The amount of the expense charged to operations in connection with granting the warrants was $287,500 and $0 for the period ended September 30, 2004 and 2003, respectively.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Swiss Medica, Inc.
Toronto, Ontario

We have audited the balance sheets of Swiss Medica, Inc. (the "Company") as of December 31, 2003 and 2002 and the related statements of losses, deficiency in stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based upon our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note J, the Company is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note J. The accompanying statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
--------------------------------------------

Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants

McLean, Virginia
March 22, 2004

                               SWISS MEDICA, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                                                                       2003                 2002
                                                                   ------------         ------------
ASSETS:
Cash and cash equivalents                                          $      1,471         $         98
Accounts receivable, net of allowance for doubtful
accounts of $18,364 and $0 at December 31, 2003 and 2002,
respectively                                                            103,017                   --
Inventories (Note B)                                                      8,057                   --
Prepaid expenses and deposits                                            86,310               15,791
                                                                   ------------         ------------
Total current assets                                                    198,855               15,889

Property and equipment: (Note C)                                             --
Property and equipment:, at cost                                         48,751                   --
Less: accumulated depreciation                                            6,094                   --
                                                                   ------------         ------------
Total property and equipment                                             42,657                   --


Other assets: (Note C)

Intangible  assets,  net  of  accumulated  amortization  of
$116,062 and $0 at December 31, 2003 and 2002, respectively             643,688                   --
                                                                   ------------         ------------

Total assets                                                       $    885,200         $     15,889
                                                                   ============         ============


LIABILITIES AND (DEFICIENCY IN) STOCKHOLDERS' EQUITY:
Cash disbursed  in excess of available funds                       $      3,102         $         --
Accounts payable and accrued liabilities                                184,585              207,397
Other advances (Note E)                                                 126,527                   --
Due to related parties (Note D)                                              --              746,796
                                                                   ------------         ------------

Total current liabilities                                               314,214              954,193

Commitments and contingencies (Note J)                                       --                   --

(Deficiency  in) stockholders' equity:

Preferred stock, par value $.001 per share;
10,000,000 shares authorized; none issued at
December 31, 2003 and 2002 (Note F)                                          --                   --

Class A Common stock, par value $.001 per share;
100,000,000 shares authorized; 26,962,530 and 278,180
shares issued at December 31, 2003 and 2002, respectively
(Note F)                                                                 26,963                  278

Class B Common stock, par value $.001 per share;
50,000,000 shares authorized; 2,000,000 and none issued at
December 31, 2003 and 2002, respectively (Note F)                         2,000                   --
Additional paid-in capital                                           19,679,507            4,210,402
Accumulated deficit                                                 (19,137,484)          (5,148,984)
                                                                   ------------         ------------
                                                                        570,986             (938,304)
                                                                   ------------         ------------
Total liabilities and (deficiency in) stockholders' equity         $    885,200         $     15,889
                                                                   ============         ============

                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.
                              STATEMENTS OF LOSSES
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                         2003                 2002
                                                    ------------         ------------
Revenue:
Sales, net                                          $    104,091         $         --
Cost of Sales                                             16,991                   --
                                                    ------------         ------------

Gross Profit                                              87,100                   --

Operating Expenses:
Research and Development (Note A)                      3,725,826                   --
Selling, General and Administrative expenses          10,220,367            1,730,989
Depreciation and Amortization                            122,157                   --
                                                    ------------         ------------
Total Operating Expenses                              14,068,350            1,730,989

Loss from Operations                                 (13,981,250)          (1,730,989)

Interest Income (Expense)                                 (7,250)               6,991
Other Income (Note D)                                         --                4,325

Income (Taxes) Benefit                                        --                   --
                                                    ------------         ------------

Net Loss                                            $(13,988,500)        $ (1,719,673)
                                                    ============         ============

Loss per common share (basic and
  assuming dilution) (Note I)                       $      (0.88)        $      (7.59)
                                                    ============         ============

Weighted average common shares outstanding            15,936,124              226,626

                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.
               STATEMENTS OF (DEFICIENCY IN) STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                   Series A
                                                                    Common         Series B          Series B
                                                  Series A           Stock          Common            Common
                                                Common Shares       Amount           Stock         Stock Amount
                                                ------------     ------------     ------------     ------------
BALANCE AT DECEMBER 31, 2001                         204,559     $        205               --     $         --
                                                ============     ============     ============     ============
Shares issued in March  2002 in
exchange  for  services
rendered, at $52.00 per share                         10,000               10               --               --
Shares  issued in March 2002,
for warrants  exercised at
$75.00 per share                                       1,000                1               --               --
Shares  issued in April  2002 in
exchange  for  services
rendered, at approximately $40.61 per share            2,480                2               --               --
Shares  issued in April 2002,
for warrants  exercised at
$75.00 per share                                         325               --               --               --
Shares  issued  in May 2002 in
exchange for services rendered,
at approximately $21.77 per share                      2,600                3               --               --
Shares  issued  in July  2002 in
exchange  for  services rendered,
at approximately $7.00 per share                       2,600                3               --               --
Shares  issued in August  2002 in
exchange  for  services rendered,
at $5.00 per share                                     1,700                2               --               --
Shares issued in September  2002 in
exchange for services rendered, at
approximately $8.33 per share                          6,000                6               --               --
Shares  issued in October  2002 in
exchange  for services rendered, at
approximately $6.20 per share                          4,180                4               --               --
Shares  issued in December  2002 in
exchange for services rendered, at
$5.00 per share                                       40,000               40               --               --

Fractional shares in connection with
reverse stock split                                    2,736                3               --               --
Stock  warrants  issued to
consultants in exchange for
services rendered (Note E)                                --               --               --               --

Net Loss                                                  --               --               --               --
                                                ------------     ------------     ------------     ------------

BALANCE AT DECEMBER 31, 2002 (NOTE C)                278,180     $        278               --     $         --
                                                ============     ============     ============     ============




                                                  Additional       Accumulated
                                                Paid In Capital      Deficit            Total
                                                 ------------     ------------      ------------
BALANCE AT DECEMBER 31, 2001                     $  3,120,956     $ (3,429,311)     $   (308,150)
                                                 ============     ============      ============
Shares issued in March  2002 in
exchange  for  services
rendered, at $52.00 per share                         519,990               --           520,000
Shares  issued in March 2002,
for warrants  exercised at
$75.00 per share                                       74,999               --            75,000
Shares  issued in April  2002 in
exchange  for  services
rendered, at approximately $40.61 per share           100,707               --           100,709
Shares  issued in April 2002,
for warrants  exercised at
$75.00 per share                                       24,375               --            24,375
Shares  issued  in May 2002 in
exchange for services rendered,
at approximately $21.77 per share                      56,597               --            56,600
Shares  issued  in July  2002 in
exchange  for  services rendered,
at approximately $7.00 per share                       18,197               --            18,200
Shares  issued in August  2002 in
exchange  for  services rendered,
at $5.00 per share                                      8,498               --             8,500
Shares issued in September  2002 in
exchange for services rendered, at
approximately $8.33 per share                          49,994               --            50,000
Shares  issued in October  2002 in
exchange  for services rendered, at
approximately $6.20 per share                          25,896               --            25,900
Shares  issued in December  2002 in
exchange for services rendered, at
$5.00 per share                                       199,960               --           200,000

Fractional shares in connection with
reverse stock split                                        --               --                 3
Stock  warrants  issued to
consultants in exchange for
services rendered (Note E)                             10,233               --            10,233

Net Loss                                                   --       (1,719,673)       (1,719,673)
                                                 ------------     ------------      ------------

BALANCE AT DECEMBER 31, 2002 (NOTE C)            $  4,210,402     $ (5,148,984)     $   (938,304)
                                                 ============     ============      ============

                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.
               STATEMENTS OF (DEFICIENCY IN) STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                              Series A        Series A       Series B       Series B
                                                               Common       Common Stock      Common          Common
                                                               Shares          Amount          Stock       Stock Amount
                                                            ------------    ------------    ------------    ------------
BALANCE FORWARD                                                  278,180    $        278              --    $         --
Shares issued in January 2003 in exchange
for  services  rendered,  at $0.86 per share                      93,500              94              --              --
Shares issued in February 2003 in exchange
for services rendered, at $0.80 per share                         10,500              11              --              --
Shares issued in February 2003 in exchange
for previously incurred debt                                          --              --       2,000,000           2,000
Shares issued in March 2003 in exchange
for  previously  incurred  debt, at $0.37  per share           2,000,000           2,000              --              --
Shares issued in March 2003 in exchange
for services rendered,  at $0.75 per share                     2,018,000           2,018              --              --
Shares issued in April 2003 in exchange
for services rendered,  at $0.80 per share                     2,950,000           2,950              --              --
Shares issued in May 2003 in connection
with acquisition (Note C)                                      6,750,000           6,750              --              --
Shares  issued in May 2003 in exchange
for services  rendered,  at $0.81 per share                    5,124,000           5,124              --              --
Shares issued in May 2003 for cash at $0.25 per
share,  net of costs and fees                                     57,680              58              --              --
Shares issued in June 2003 in exchange for
services rendered, at $0.59 per share                          1,050,001           1,050              --              --
Shares  issued in June 2003 for cash at $0.26 per share,
net of costs and fees                                            999,564           1,000              --              --
Shares  issued in July 2003 for cash,  at $0.25 per
share,  net of costs and fees                                    100,000             100              --              --
Shares  issued in August  2003 in exchange  for
services  rendered,  at $0.24 per share                           79,824              80              --              --
Shares  issued in August 2003 in exchange for
prepaid rent, at $0.24 per share                                 161,000             161              --              --
Shares issued in August 2003 for cash, at $0.25 per
 share,  net of costs and fees                                    50,000              50              --              --
Shares  issued in September  2003 for cash,
at $0.25 per share,  net of costs and fees                       122,400             122              --              --
Shares issued in September  2003 in exchange for
services  rendered,  at $0.20 per share                        1,000,000           1,000              --              --
Shares  issued in October  2003 in exchange for
services  rendered,  at $0.22 per share                          995,194             995              --              --
Shares  issued in  October  2003 for cash,  at
$0.20 per  share,  net of costs and fees                         125,000             125              --              --
Shares  issued in November  2003 in exchange
for services  rendered,  at $0.25 per share                      470,000             470              --              --
Shares  issued in December  2003 in exchange
for services  rendered,  at $0.18 per share                    2,208,412           2,208              --              --
Shares issued in December  2003 cash,  at
$0.20 per share,  net of costs and fees                          319,275             319              --              --
Warrants  issued to consultants in exchange
for services  rendered (Note G)                                       --              --              --              --

Net loss                                                              --              --              --              --
                                                            ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2003                                  26,962,530    $     26,963       2,000,000    $      2,000
                                                            ============    ============    ============    ============

                                                               Additional
                                                                 Paid In       Accumulated
                                                                 Capital          Deficit         Total
                                                              ------------    ------------     ------------
BALANCE FORWARD                                               $  4,210,402    $ (5,148,984)    $   (938,304)
Shares issued in January 2003 in exchange
for  services  rendered,  at $0.86 per share                        80,317              --           80,411
Shares issued in February 2003 in exchange
for services rendered, at $0.80 per share                            8,390              --            8,400
Shares issued in February 2003 in exchange
for previously incurred debt                                        18,000              --           20,000
Shares issued in March 2003 in exchange
for  previously  incurred  debt, at $0.37  per share               744,285              --          746,285
Shares issued in March 2003 in exchange
for services rendered,  at $0.75 per share                       1,511,482              --        1,513,500
Shares issued in April 2003 in exchange
for services rendered,  at $0.80 per share                       2,357,050              --        2,360,000
Shares issued in May 2003 in connection
with acquisition (Note C)                                        4,525,876              --        4,532,626
Shares  issued in May 2003 in exchange
for services  rendered,  at $0.81 per share                      4,136,936              --        4,142,060
Shares issued in May 2003 for cash at $0.25 per
share,  net of costs and fees                                       14,362              --           14,420
Shares issued in June 2003 in exchange for
services rendered, at $0.59 per share                              617,950              --          619,000
Shares  issued in June 2003 for cash at $0.26 per share,
net of costs and fees                                              261,074              --          262,074
Shares  issued in July 2003 for cash,  at $0.25 per
share,  net of costs and fees                                       24,900              --           25,000
Shares  issued in August  2003 in exchange  for
services  rendered,  at $0.24 per share                             25,370              --           25,450
Shares  issued in August 2003 in exchange for
prepaid rent, at $0.24 per share                                    31,839              --           32,000
Shares issued in August 2003 for cash, at $0.25 per
 share,  net of costs and fees                                      12,450              --           12,500
Shares  issued in September  2003 for cash,
at $0.25 per share,  net of costs and fees                          30,478              --           30,600
Shares issued in September  2003 in exchange for
services  rendered,  at $0.20 per share                            199,000              --          200,000
Shares  issued in October  2003 in exchange for
services  rendered,  at $0.22 per share                            223,207              --          224,202
Shares  issued in  October  2003 for cash,  at
$0.20 per  share,  net of costs and fees                            24,875              --           25,000
Shares  issued in November  2003 in exchange
for services  rendered,  at $0.25 per share                        115,130              --          115,600
Shares  issued in December  2003 in exchange
for services  rendered,  at $0.18 per share                        398,540              --          400,748
Shares issued in December  2003 cash,  at
$0.20 per share,  net of costs and fees                             63,535              --           63,854
Warrants  issued to consultants in exchange
for services  rendered (Note G)                                     44,060              --           44,060

Net loss                                                                --     (13,988,500)     (13,988,500)
                                                              ------------    ------------     ------------

BALANCE AT DECEMBER 31, 2003                                  $ 19,679,507    $(19,137,484)    $    570,986
                                                              ============    ============     ============

                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                     2003             2002
                                                                                 ------------     ------------
Cash flows from operating activities:
Net loss                                                                         $(13,988,500)    $ (1,719,673)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Common stock issued in exchange for services rendered (Note F)                      9,689,371          979,909

Common stock issued in exchange for research and development costs (Note C)         3,724,125               --
Stock warrants issued to consultants in exchange for services (Note G)                 44,060           10,233
Depreciation and amortization (Note C)                                                122,157               --
Other Income from forgiveness of accrued interest (Note D)                                 --            4,325
(Increase) decrease in accounts receivable                                           (103,017)              --
(Increase) decrease in inventories                                                     (8,057)              --
(Increase) decrease in prepaid expenses and deposits                                  (38,519)           7,165
Increase (decrease) in cash disbursed in excess of available funds                      3,102           (4,914)
Increase (decrease) in accounts payable and accrued liabilities                       (22,812)          18,684
                                                                                 ------------     ------------
Net cash used in operating activities                                                (578,090)        (704,271)

Cash flows from investing activities:                                                      --               --
Cash flows from financing activities:
Proceeds from sale of common stock, net of costs (Note F)                             433,447           99,375
Proceeds from (repayments to) other advances (Note E)                                 126,527               --
Proceeds from (repayments to) related parties advances (Note D)                        19,489          604,994
                                                                                 ------------     ------------
Net cash provided by investing activities                                             579,463          704,369

Net increase (decrease) in cash and cash equivalents                                    1,372               98
Cash and cash equivalents at the beginning of the year                                     98               --
                                                                                 ------------     ------------
Cash and cash equivalents at the end of the year                                 $      1,470     $         98
                                                                                 ============     ============

Supplemental Disclosures of Cash Flow Information:
Interest paid in cash                                                            $         --     $         --
Taxes paid in cash                                                                         --               --
Issuance of common stock in exchange for services (Note F)                          9,689,371          979,909
Issuance of stock warrants in exchange for services (Note G)                           44,060           10,233
Issuance of Class A common stock in exchange for
previously  incurred  debt (Note DE and F)                                            746,285               --
Issuance of Class B common stock in exchange for
 previously  incurred  debt (Note D and F)                                             20,000               --

Issuance of common stock in exchange for prepaid rent (Note F)                         32,000               --
Common stock issued in exchange for research and
development costs (Note C)                                                          3,724,125               --
Common stock issued in exchange for property
and equipment (Note C)                                                                 48,751               --
Common stock issued in exchange for intangible assets (Note C)                        759,751               --

                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE A - SUMMARY OF SIGNIICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business Operations

Swiss Medica, Inc., formerly Global Path Incorporated (the "Company") was reincorporated under the laws of the State of Delaware in September 2001. The Company markets and distributes bioscience products designed to enhance the well-being and health of consumers.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 ("SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Net Earnings (Losses) Per Common Share

The Company computes earnings (losses) per share under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Net earnings (losses) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company's stock options and warrants (calculated using the treasury stock method).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred advertising costs of $28,938 and $27,164 for the years ended December 31, 2003 and 2002, respectively.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs." Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures of $3,725,826 and $0 on research and product development for the year ended December 31, 2003 and 2002, respectively.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at current exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholder's equity. Foreign currency transaction gains and losses are included in the statement of operations.

Liquidity

As shown in the accompanying financial statements, the Company incurred a net loss of $13,988,500 and $1,719,673 for the year ended December 31, 2003 and 2002, respectively. The Company's current liabilities exceeded its current assets by $115,359 as of December 31, 2003.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $18,364 and $0 at December 31, 2003 and 2002, respectively.

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.

Stock Based Compensation

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS No. 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2003 and 2002 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. The Company has no awards of stock-based employee compensation outstanding at December 31, 2003.

Segment Information

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

New Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In April 2003,  the FASB issued  Statement  of  Financial  Accounting  Standards
(SFAS) No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 will not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 will not have a material impact on the Company's results of operations or financial position.

In December 2003, the FASB issued SFAS No. 132 (revised), EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS - AN AMENDMENT OF FASB
STATEMENTS NO. 87, 88, AND 106. This statement retains the disclosure requirements contained in FASB statement no. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The revision applies for the first fiscal or annual interim period ending after December 15, 2003 for domestic pension plans and June 15, 2004 for foreign pension plans and requires certain new disclosures related to such plans. The adoption of this statement will not have a material impact on the Company's results of operations or financial positions.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories primarily consist of cosmetic oils and packaging materials. Components of inventories as of December 31, 2003 and 2002 are as follows:

                                  2003           2002
                                -------        -------
          Raw Materials         $ 2,893        $    --
          Finished Goods          5,164             --
                                -------        -------

                                $ 8,057        $    --
                                =======        =======

NOTE C - ACQUISITION

On May 20, 2003 the Company acquired equipment, nine patented bioscience products and related intangible assets from General Cosmetics Corporation.

In consideration for the acquisition of the tangible and intangible assets, the Company issued a total of 6,750,000 shares of restricted common stock. The stock that was issued in this transaction was valued at 85 percent of its average closing price ten days prior to and after May 21, 2003. , The cost of the tangible and intangible assets acquired is the fair value of the Company's common stock issued of $4,532,626.

In connection with the acquisition of the tangible and intangible assets, the Company acquired $3,724,125 of research and development assets which were charged to operations during the year ended December 31, 2003 and are included in the accompanying statement of losses as research and development expenditures.

Property And Equipment

In connection with the acquisition of assets from General Cosmetics Corporation, the Company's acquired a total of $48,751 of property and equipment. Property and equipment at December 31, 2003 and 2002 consists of the following:

                                                  2003             2002
                                                --------         --------
          Office furniture and equipment        $ 48,751         $     --
          Accumulated depreciation                (6,094)              --
                                                --------         --------
                                                $ 42,657         $     --
                                                ========         ========

Depreciation expense included as a charge to operations amounted to $6,094 and $0 for the year ended December 31, 2003 and 2002, respectively.

Intangible Assets

The cost to acquire the intangible assets has been allocated to the assets acquired according to estimated fair values.

The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets will be tested for impairment, and write-downs to be included in results from operations may be necessary.

The intangible assets acquired are:

                                                                                                         Weighted Average
                                     Gross Carrying     Accumulated                                        Amortization
                                         Amount        Amortization           Net        Residual Value   Period (Years)
                                         ------        ------------           ---        --------------   --------------
          Amortizable Intangible
          Assets:
          Patents                       $ 563,250        $ (70,406)        $ 492,844        $      --              5.0
          Customer Mailing Lists           30,000           (3,750)           26,250               --              5.0
          Trademarks                       45,000           (5,625)           39,375               --              5.0
          Non-compete agreements          112,500          (35,156)           77,344               --              2.0
          Other                             9,000           (1,125)            7,875               --              5.0
                                        ---------        ---------         ---------        ---------        ---------

          Total                         $ 759,750        $(116,062)        $ 643,688        $      --              4.6
                                        =========        =========         =========        =========        =========

Total amortization expense charged to operations for the year ended December 31, 2003 was $116,062.

Estimated amortization expense for the years ended December 31 is as follows:

                2004                     $ 185,700
                2005                       150,544
                2006                       129,450
                2007                       129,450
                2008                        48,544
                                         ---------
                Total                    $ 643,688
                                         =========

NOTE D - DUE TO SHAREHOLDERS

Amounts due to the Company's principal shareholders at December 31, 2003 and 2002 are as follows:

                                                                                        2003             2002
                                                                                     ---------        ---------
10% note payable to shareholder, principal and accrued interest payable on or before June 30, 2002; unsecured. In 2003, noteholder legally released the
Company from the accrued interest liabilities and the note
was revised to be non-interest bearing and a note payable on demand                  $      --        $ 505,442
5% note payable to shareholder, principal and accrued interest payable on or before October 31, 2002; unsecured. In 2003, noteholder legally released the Company from the accrued  interest  liabilities and the note
was revised to be non-interest bearing and a note payable on demand                         --           91,354
Note payable on demand to shareholder, non-interest bearing; unsecured                      --          150,000
                                                                                     $      --        $ 746,796
Less: current portion                                                                       --         (746,796)
                                                                                     ---------        ---------

                                                                                     $      --        $      --
                                                                                     =========        =========

For the year ended December 31, 2002, the Company recorded other income of $4,325 in connection with the forgiveness of accrued interest liabilities to the noteholders. In January 2003, a shareholder advanced additional $19,489 of fund to the Company for working capital purpose. No formal repayment terms or arrangements exist.

In February 2003, the Company issued a total of 2,000,000 shares of its Class A common restricted stock to the noteholders in exchange for $746,285 of debt and 2,000,000 shares of its Class B common stock in exchange for $20,000 of previously incurred debt. All outstanding balances of due to shareholders were paid in full as of December 31, 2003.

NOTE E - OTHER ADVANCES

During the year ended December 31, 2003, sophisticated investors of the Company advanced funds to the Company for working capital purposes. Total proceeds the Company received are $76,627, net of repayments. No formal repayment terms or arrangements exist. Additionally, the Company entered into an informal agreement with an investor whereby the investor advanced $50,000 of funds to the Company for working capital purposes, at interest rate of 18% per annum. No formal repayment terms or arrangements exist. Total advances from unrelated parties are $126,527 and $0 for the year ended December 31, 2003 and 2002, respectively.

NOTE F - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with par value $.001 per share, 100,000,000 shares of Class A common stock with par value of $.001 per share, and 50,000,000 shares of Class B common stock with par value $.001 per share. On November 27, 2002, the Company effected a "one-for-one hundred" reverse stock split of its outstanding shares of Class A common stock. The authorized shares remain unchanged. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split. As of December 31, 2003 and 2002, the Company has no preferred stock issued and outstanding. The Company has 26,962,530 and 278,180 shares of Class A common stock issued and outstanding at December 31, 2003 and 2002, respectively. The Company also has issued and outstanding 2,000,000 and 0 shares of Class B common stock at December 31, 2003 and 2002, respectively.

For the year ended December 31, 2002, the Company issued an aggregate of 69,560 shares of Class A common stock to consultants for services in the amount of $979,909. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In March and April 2002, the Company issued a total of 1,325 shares of Class A common stock, or $99,375, to consultants for warrants exercised at an exercise price of $75 per share. The total numbers of Class A common shares outstanding at December 31, 2002 include 2,736 fractional shares in connection with the reverse stock split.

For the year ended December 31, 2003, the Company issued an aggregate of 15,999,431 shares of Class A common stock to consultants for services rendered in the amount of $9,689,371. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company also issued an aggregate of 2,000,000 shares of Class A common stock and 2,000,000 shares of Class B common stock in exchange for $766,285 of previously incurred debt (see Note D). Additionally, the Company issued an aggregate of 1,773,919 shares of Class A common stock in exchange for $433,447 of proceeds, net of costs and fees. The Company issued an aggregate of 161,000 shares in exchange for $32,000 of prepaid rent. The Company issued to General Cosmetics Corporation an aggregate of 6,750,000 shares of Class A common stock in connection with the acquisition of $48,751 of equipment, $759,751 of intangible assets, and $3,724,125 of research and development costs (see Note C).

Share amounts presented in the balance sheets and statements of stockholders' equity reflect the actual share amounts outstanding for each period presented.

NOTE G - WARRANTS

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to the Company consultants. These warrants were granted in lieu of cash compensation for services performed to a non-employee, each warrant to purchase one share of the Company's Class A common stock.

                                 Warrants Outstanding                                  Warrants Exercisable
                                 --------------------                                  --------------------
                                             Weighted Average         Weighed                        Weighted
                             Number        Remaining Contractual      Average         Number         Average
      Exercise Prices     Outstanding          Life (Years)        Exercise Price   Exercisable   Exercise Price
      ---------------     -----------          ------------        --------------   -----------   --------------
             $75.00             8,675                  3.0             $ 75.00          8,675         $ 75.00
             $ 0.45           100,000                  1.9             $  0.45        100,000         $  0.45
             $ 0.75           100,000                  1.9             $  0.75        100,000         $  0.75
                             -------                                  -------        -------         -------
                              208,675                                  $  3.69        208,675         $  3.69
                              =======                                  =======        =======         =======

Transactions involving warrants issued to non-employees are summarized as follows:

                                                                      Weighted Average
                                                    Number of Shares  Price Per Share
                                                    ----------------  ---------------
                 Outstanding at January 1, 2002
                    Granted                                10,000         $  75.00
                    Exercised                              (1,325)           75.00
                    Canceled or expired                        --               --
                                                         --------         --------

                Outstanding at December 31, 2002            8,675            75.00
                    Granted                               200,000             0.60
                    Exercised                                  --               --
                    Canceled or expired                        --               --
                                                         --------         --------
                 Outstanding at December 31, 2003         208,675         $   3.69
                                                         ========         ========

The weighted-average fair value of warrants granted to employees during the years ended December 31, 2003 and 2002 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                          2003           2002
                                                          ----           ----
       Significant assumptions (weighted-average):
           Risk-free interest rate at grant date          1.63%         1.67%

           Expected stock price volatility                  84%           26%
           Expected dividend payout                           -             -
           Expected warrant life-years (a)                    2             4

       (a) The expected warrant life is based on contractual expiration dates.

The amount of the expense charged to operations in connection with granting the warrants was $44,060 and $10,233 for the year ended December 31, 2003 and 2002, respectively.

NOTE H - INCOME TAXES

Statement of Financial Accounting Standards No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $19,137,000 which expires through 2023, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is approximately $6,590,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, because in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized.

Components of deferred tax assets as of December 31, 2003 are as follows:

          Non current:

             Net operating loss carryforward        $ 6,590,000

             Valuation allowance                     (6,590,000)
                                                    -----------

             Net deferred tax asset                 $        --
                                                    ===========


NOTE I - LOSSES PER COMMON SHARE

The following table presents the computation of basic and diluted loss per share:

                                                                             2003                2002
                                                                         ------------        ------------
          Net loss available for common shareholders                     $(13,988,500)       $ (1,719,673)
                                                                         ============        ============
          Basic and fully diluted loss per share                         $      (0.88)       $      (7.59)
                                                                         ============        ============
          Weighted average common shares outstanding, as adjusted          15,936,124             226,626
                                                                         ============        ============

Net loss per share is based upon the weighted average of shares of common stock outstanding. In November 2002 a one (1) for one hundred (100) reverse stock split of the Company's common stock was effected (See Note F). Accordingly, all historical weighted average share and per share amounts have been restated to reflect the reverse stock split.

NOTE J - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases office spaces in Toronto and Vancouver, Canada for its corporate offices. Rental expenses charged to operation during the year ended December 31, 2003 and 2002 are $22,222 and $45,433, respectively. Commitments for minimum rental under non-cancelable leases for Toronto office at the December 31, 2003 is $15,047, which has been prepaid with Company Class A common stock (see Note F). Commitments for minimum rental under non-cancelable leases for Vancouver office at the December 31, 2003 is approximately $7,658.

Consulting Agreements

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

Litigation

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE K- MAJOR CUSTOMER

Revenue from the Company's largest customer approximated $ 100,420 or 96% of sales for the year ended December 31, 2003.

NOTE L - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended December 31, 2003 and 2002, the Company incurred losses of $13,988,500 and $1,719,673, respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the strategic acquisition of businesses and continued business development, and additional equity investment in the Company. The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT SWISS MEDICA, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                             -----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

      o     except the common stock offered by this prospectus;

      o in any jurisdiction in which the offer or solicitation is not authorized;

      o in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

      o to any person to whom it is unlawful to make the offer or solicitation; or

      o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

      o there have been no changes in the affairs of Swiss Medica, Inc. after the date of this prospectus; or

      o the information contained in this prospectus is correct after the date of this prospectus.

                             -----------------------

Until _________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

--------------------------------------------------------------------------------



                             ----------------------


                                   PROSPECTUS

                              ---------------------




                        1,383,244 Shares of Common Stock

                               SWISS MEDICA, INC.



                              ____________ __, 2005


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      (a) Section 145 of the Delaware General Corporation Law provides that:

      Sec.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

      (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (7) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

      (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

      (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 1981, Ch. 112, Laws of 1983, Ch. 289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 261, Laws of 1994.)

      (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

      Sec. 102. CERTIFICATE OF INCORPORATION; CONTENTS

      (1) The certificate of incorporation shall set forth:

      (2) In addition to the matters required to be set forth in the certificate
of   incorporation  by  subsection  (a)  of  this  section  the  certificate  of incorporation may also contain any or all of the following matters:

      (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

      (c) Article Nine of the Company's Certificate of Incorporation provides:

      No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Swiss Medica will pay all expenses in connection with this offering.

          Securities and Exchange Commission Registration Fee        $    57.00
          Printing and Engraving Expenses                            $ 2,500.00
          Accounting Fees and Expenses                               $15,000.00
          Legal Fees and Expenses                                    $50,000.00
          Miscellaneous                                              $   17,443
                                                                     ----------

          TOTAL                                                      $85,000.00
                                                                     ==========


ITEM 26. SALES OF UNREGISTERED SECURITIES

      During the past three years, the Company has issued the following securities without registration under the Securities Act of 1933:

      During the first quarter of 2003, we issued an aggregate of 2,122,000 shares of Class A Common Stock to consultants for services in the amount of $1,513,500.

      On March 31, 2003 we fully repaid our loans due Madison Family Trust. As of March 31, 2002, the total amount due Madison Family Trust was $597,246. The loan was fully repaid with our Class A Common Stock on March 31, 2003.

      On March 31, 2003 we fully repaid our loans due Bankton Financial. As of March 31, 2003, total amount due Bankton Financial was $149,550. The loan was fully repaid with a combination of our Class A Common Stock on March 31, 2003, and the transfer of the shares of Global Mobility Inc., to Bankton Financial.

      On March 31, 2003 we fully repaid our loans due Mr. Kubbernus. As of March 31, 2003, total amount due Mr. Kubbernus was $20,000. The loan was fully repaid with its Class B common stock on March 31, 2003.

      On March 31, 2003 we entered into an Agreement of Purchase and Sale with General Cosmetics Corporation whereby we agreed to issue shares of our Class A common stock in exchange for certain assets belonging to General Cosmetics Corporation. This transaction closed on May 16, 2003 and we have issued to General Cosmetics Corporation, 6,750,000 shares of our common stock, subject to adjustment pursuant to the terms of the March 31, 2003 Agreement of Purchase and Sale.

      In June 2003 we agreed to issue 1,012,124 shares of our restricted Common Stock to five investors in exchange for a total investment of $253,031 or $0.25 per share. The transaction was exempt from registration pursuant to Regulation S of the Securities Act of 1933, inasmuch as the offer and sales occurred outside of the United States.

      During the quarter ended June 30, 2003 we issued 5,550,001 shares of our Class A Common Stock to various individuals and corporations in exchange for management services, consulting services and services rendered by members of our Board of Directors. The total value of the services we received was $2,204,000.

      During the quarter ended September 30, 2003 we agreed to issue 272,400 shares of our restricted Class A Common Stock to four investors in exchange for a total investment of $68,100 or $0.25 per share.

      During the quarter ended September 30, 2003 we issued 1,240,824 shares of our Class A Common Stock to various individuals and corporations in exchange for management services and consulting services.

      In October 2003 we issued 150,000 restricted Class A Common Shares at approximately $0.20 per share for services rendered to certain consultants. We also issued 125,000 restricted Class A Common Shares at $0.20 per share to certain investors for cash net of costs and fees.

      In November 2003 we issued 200,000 restricted Class A Common Shares at approximately $0.20 per share for services rendered to certain consultants.

      In December 2003 we issued 800,000 restricted Class A Common Shares at approximately $0.18 per share for services rendered to certain consultants. We also issued 319,275 restricted Class A Common Shares for cash, to certain investors net of costs and fees.

      We also granted warrants to certain consultants to purchase 100,000 Class A Common Shares at $0.75 per share and another 100,000 shares at $0.45 per share on December 1, 2003 in exchange for services rendered.

      In February 2004, we issued 3,865,000 shares of Class A Common Stock and warrants to purchase 3,865,000 shares of Class A Common Stock at $0.25 per share to certain investors. We also issued 300,000 shares of Class A Common Stock and warrants to purchase 3,865,000 shares of Class A Common Stock at $0.25 per share to a consultant.

      In March 2004,  we issued  15,625,000  shares of Class A Common  Stock and warrants to purchase 7,812,500 shares of common stock at $0.25 per share, and 7,812,500 shares of Class A Common Stock at $0.30 per share, and 7,812,500 shares of Class A Common Stock at $0.40 per share. We also issued a warrant to purchase 1,562,500 shares of Class A Common Stock at $0.16 per share. We also issued 187,500 shares of Class A Common Stock and warrants to purchase 93,750 shares of common stock at $0.25 per share, and 93,750 shares of Class A Common Stock at $0.30 per share, and 93,750 shares of Class A Common Stock at $0.40 per share to our legal counsel, Richardson & Patel LLP for legal services provided. We also issued warrants to purchase 1,500,000 shares at $0.25 per share to certain investors for waiving contractual preemptive rights to purchase common stock.

      In May 2004 we issued 600,000 shares of Class A Common Stock in exchange for various consulting services.

      During the quarter ended June 30, 2004 we issued 4,167,542 shares of our Common Stock to various individuals and corporations in exchange for consulting services.

      During the quarter ended September 30, 2004 we issued 2,350,000 shares of our Common Stock to various individuals and corporations in exchange for consulting services. The total value of the services we received in conjunction with the issuance of the 2,350,000 shares of our Common Stock was $211,500.

      On February 10, 2005, we issued 750,000 shares of our Common Stock in exchange for investor relations services.

      On December 30, 2004, we issued to an investor 129,033 shares of our Class A Common Stock as a commitment fee in the amount of $40,000 under a now-terminated Standby Equity Distribution Agreement. On December 30, 2004, we issued 32,259 shares of our Class A Common Stock as a placement agent fee under a now-terminated Standby Equity Distribution Agreement.

      On January 21, 2005, we issued 250,000 shares of our Common Stock in consideration for terminating a securities purchase agreement.

      On February 10, 2005, we issued 600,000 shares of our Common Stock to consultants for investor relations services.

      On February 10, 2005, we issued 300,000 shares of our Common Stock to a consultant for investor relations services.

      Unless otherwise specified above, the Company believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution;
(c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

ITEM 26. EXHIBITS

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

3.1(1)              Certificate of Incorporation of the Company, as amended

3.2(2)              By-Laws

3.3(3)              2003 Equity Incentive Plan

3.4(4)              2003 Consultant Stock Plan

3.5(2)              Code of Ethics

5.1(5)              Opinion of Counsel

10.1(6) Securities Purchase Agreement with Highgate House, Ltd. and Montgomery Equity Partners, Ltd. dated December 23, 2004

10.2(7) Termination Agreement with Highgate House, Ltd. and Montgomery Equity Partners, Ltd. dated January 19, 2005, terminating the Securities Purchase Agreement dated December 23, 2004

10.3(7) Warrant issued to Highgate House, Ltd. and Montgomery Equity Partners, Ltd., dated January 19, 2005

10.4(6) Standby Equity Distribution Agreement dated December 23, 2004 with Cornell Capital Partners, LP

10.5(7) Placement Agent Agreement with Sloan Securities Corporation dated December 23, 2004 and terminated on January 19, 2005

10.6(7) Termination Agreement with Cornell Capital Partners, LP dated January 19, 2005, terminating the Standby Equity Distribution Agreement dated December 23, 2004

10.7(5) Warrant to Purchase Series A Common Stock of Swiss Medica, Inc. issued to Strategic Equity Corp. dated December 6, 2004

10.8(5) Note and Purchase Warrant Agreement between Swiss Medica, Inc. and Strategic Equity Corp. dated December 6, 2004

10.9(5) Note and Purchase Warrant Agreement Amendment between Swiss Medica, Inc. and Strategic Equity Corp. effective as of December 7, 2004

10.10(5) Security Agreement between Swiss Medica, Inc. and Strategic Equity Corp. dated December 6, 2004

10.11(5) Security Agreement Amendment between Swiss Medica, Inc. and Strategic Equity Corp. dated December 7, 2004

10.12(5) Secured Promissory Note issued to Strategic Equity Corp., dated December 6, 2004

10.13(5) Secured Promissory Note issued to Strategic Equity Corp., dated December 7, 2004

10.14(5) Secured Promissory Note issued to Strategic Equity Corp., dated January 3, 2005

23.1(8)             Consent of Kirkpatrick & Lockhart Nicholson Graham LLP

23.2(9)             Consent of Russell Bedford Stefanou Mirchandani LLP

-------------------

(1) Incorporated by reference from the Company's Preliminary Proxy Statement filed with the SEC on June 26, 2001.

(2) Incorporated by reference from the Company's Form 10-KSB filed on March 30, 2004.

(3) Incorporated by reference from the Company's Form S-8 filed on November 28, 2003.

(4) Incorporated by reference from the Company's Form S-8 filed on August 27, 2003.

(5)   Provided herewith.

(6) Incorporated by reference from the Company's Form 8-K filed on December 29, 2004.

(7) Incorporated by reference from the Company's Form 8-K filed on January 20, 2005.

(8)   Incorporated by reference to Exhibit 5.1.

(9)   Incorporated by reference to Exhibit 23-2.

ITEM 28. UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on February 14, 2005.


Date: February 14, 2005             SWISS MEDICA, INC.


                                    By: /s/ Raghunath Kilambi
                                        ------------------------------
                                        Name: Raghunath Kilambi
                                        Title: Chief Executive Officer


                                    By: /s/ Bruce Fairbairn
                                        ------------------------------
                                        Name: Bruce Fairbairn
                                        Title: Chief Financial Officer
                                              (Principal Accounting Officer)


      In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              SIGNATURE                                  TITLE                                       DATE
-----------------------------------------------------------------------------------------------------------------

By:      /s/ Raghunath Kilambi
-----------------------------------------  Director                                            February 14, 2005
         Raghunath Kilambi


By:      /s/ Grant Johnson                 President, Chief Operating Officer                  February 14, 2005
-----------------------------------------  and Director
         Grant Johnson


By:      /s/ Bryson Farrill                Chairman of the Board and Director                  February 14, 2005
-----------------------------------------
         Bryson Farrill


By:      /s/ Ronald Springer               Director                                            February 14, 2005
-----------------------------------------
         Ronald Springer


By:      /s/ Azim Fancy                    Director                                            February 14, 2005
-----------------------------------------
         Azim Fancy